Exhibit 4.7

CONTRATO DE ARRENDAMIENTO	LEASE AGREEMENT

Contrato de arrendamiento (el “Contrato”), que celebran por una parte Servicios Interpuerto, S.A. de C.V. , representada en este acto por El Ing. Mauricio Garza Kalifa (a quien en lo sucesivo se le denominará como “LA ARRENDADORA”); y por otra la empresa Mayenco, S. de R.L. de C.V., representada por Moisés Chavez Alvarado , y (a quién en lo sucesivo se le denominará como “LA ARRENDATARIA”); (iii) comparece además Fuling Plastic USA, Inc., representada por Xinfu Hu, (a quién en lo sucesivo se le denominará “EL OBLIGADO SOLIDARIO”), y en conjunto con LA ARRENDADORA y LA ARRENDATARIA se les denominará “LAS PARTES”, de conformidad con las siguientes declaraciones y cláusulas:	Lease Agreement (the “Agreement”), which is entered into by Servicios Interpuerto, S.A. de C.V., represented in this act by Mauricio Garza Kalifa (hereinafter referred to as “THE LESSOR”); and the company Mayenco, S. de R.L. de C.V., represented by Moisés Chávez Alvarado (who in the future shall be called “THE LESSEE”); and Fuling Plastic USA, Inc., represented by Xinfu Hu (who in the future shall be called “THE GUARANTOR”), and together with THE LESSOR and THE LESSEE shall be called “THE PARTIES”, in accordance with the following recitals and clauses:

DECLARACIONES	RECITALS

I. Declara LA ARRENDADORA:

a) Que su representada, es una Sociedad Mercantil de las denominadas Anónimas de Capital Variable, constituida conforme a las leyes mexicanas vigentes, mediante Escritura Pública No. 31,190 de fecha 07 de mayo del 2008, otorgada ante la fe del Lic. Fernando Méndez Zorrilla Titular de la Notaría No. 12 de Monterrey, N.L., cuyo primer testimonio se encuentra debidamente inscrito en el Registro Público de la Propiedad y del Comercio de Monterrey, Nuevo León bajo el folio mercantil electrónico No. 108867*1 de fecha 14 de mayo del 2008.

I. The LESSOR states that:

a) It is a commercial company with so-called Variable Capital, constituted in accordance with the Mexican laws in force, by means of Public Deed No. 31,190 dated as of May 07, 2008, granted before the faith of the Mr. Fernando Méndez Zorrilla holder of the Notary No.12 of Monterrey, NL, whose first testimony is duly registered in the Public Registry of Property and Commerce of Monterrey, Nuevo León under the electronic mercantile folio No. 108867*1 dated as of May 14, of 2008.

b) Que justifican su personalidad con la Escritura Pública No. 28,947 de fecha 18 de marzo del 2015, otorgada ante la fe del Lic. Gustavo Escamilla Flores Titular de la Notaría No. 26 de Monterrey, N.L., cuyo primer testimonio se encuentra debidamente inscrito en el Registro Público de la Propiedad y del Comercio de Monterrey, Nuevo León bajo el folio mercantil electrónico No. 108867*1 de fecha 16 de abril del 2015, mismas que a la fecha no les han sido revocadas ni limitadas de forma alguna y bajo ningún título.	b) Its personality is justified with the Public Deed No. 28,947 dated as of March 18, 2015, granted before the faith of the Mr. Gustavo Escamilla Flores, holder of the Notary No. 26 of Monterrey, NL, whose first testimony is duly registered in the Public Registry of Property and of the Commerce of Monterrey, Nuevo León under the commercial electronic folio No. 108867*1 dated as of April 16, 2015, which to date have not been revoked or limited in any way and under no title.

c) Que para los efectos que más adelante se detallan, señala como su domicilio el ubicado en Ave. Gomez Morin No. 955 L-317, Col. Montebello, San Pedro Garza García, C.P. 66279.	c) That for the effects that are detailed below, it indicates as its address the one located in Ave. Gomez Morin No. 955 L-317, Col. Montebello, San Pedro Garza García, C.P. 66279.

d) Que es propietario, o se encuentra autorizado por el propietario, de un inmueble que se ubica en el Parque Industrial Interpuerto Monterrey, así como la nave construida sobre el mismo con una superficie de aproximadamente 5,470.92 m2 cinco mil cuatrocientos setenta punto noventa y dos metros cuadrados, con clave catastral número 29007002 (ambos, tanto el inmueble como la nave serán en los sucesivo referidos conjuntamente como el “INMUEBLE ARRENDADO”) Ubicado en: Parque Industrial Interpuerto Monterrey en Salinas Victoria, N.L.-	d) It is the owner, or is authorized by the owner, of a property that is located in Interpuerto Monterrey Industrial Park, as well as the industrial unit built on it with an area of 5,470.92m2 Five thousand four hundred seventy point ninety two square meters, with cadastral key number 29007002 (both the property and the industrial building will be in the referred together as the “LEASED PROPERTY”) located at: Parque Industrial Interpuerto Monterrey in Salinas Victoria, N.L.-

LA ARRENDADORA ha proporcionado a LA ARRENDATARIA, una propuesta de incremento de superficie la cual se encuentra contemplada en el Anexo 1, como fase 2.	THE LESSOR has provided to THE LESSEE a proposal for an increase of the area, which is included in Exhibit 1, phase 2

LA ARRENDADORA está de acuerdo de entregar el INMUEBLE ARRENDADO con el siguiente equipo y mejoras:	THE LESSOR agrees to deliver the LEASED PROPERTY with the following equipment and improvements:

e) Que INMUEBLE ARRENDADO objeto de este contrato se encuentra ubicado en Boulevard Interpuerto Monterrey, Numero 203, dentro de un desarrollo denominado Parque Interpuerto Monterrey, y del cual se agrega el Plano correspondiente al presente como Anexo 2.	e) The LEASED PROPERTY object of this agreement is located in Boulevard Interpuerto Monterrey, number 203, within an industrial development named Interpuerto Monterrey Industrial Park, and from which the corresponding Plan is added to the present as Exhibit 2.

f) Que es su voluntad otorgar a LA ARRENDATARIA en calidad de arrendamiento, el uso temporal del INMUEBLE ARRENDADO bajo los términos y condiciones de este Contrato para que lo destine al giro de plasticos y papel.	f) It is its will to grant to THE LESSEE as a lease, the temporary use of the LEASED PROPERTY under the terms and conditions of this Agreement so that it may be used for the production of plastics and paper.

g) Que el INMUEBLE ARRENDADO cuenta con uso de suelo industrial autorizado compatible con el giro comercial que tiene LA ARRENDATARIA”.	g) The LEASED PROPERTY has authorized industrial land use compatible with the commercial business of THE LESSEE.

II. Declara LA ARRENDATARIA:	II. THE LESSEE states that:

a) Que su representada Mayenco, S. de R.L. de C.V., es una Sociedad Mercantil de las denominadas Sociedad de Responsabilidad Limitada de Capital Variable, constituida conforme a las leyes mexicanas vigentes, mediante Escritura Pública No. 103,616 de fecha 03 de Septiembre de 2015, otorgada ante la fe del Lic. Juan Manuel García García Titular de la Notaría No. 129, De Monterrey, N.L., cuyo primer testimonio se encuentra debidamente inscrito en el Registro Público de la Propiedad y del Comercio de Monterrey, Nuevo León bajo el folio mercantil electrónico No. 155773*1, de fecha 10 de Octubre de 2018.	a) It is a commercial company with Limited Liability Variable Capital, constituted in accordance with the Mexican laws in force, by means of Public Deed No.103,616, dated as of September 03, 2015, of granted before the faith of the Mr. Juan Manuel García García , holder of the Notary No. 129 of Monterrey, NL, whose first testimony is duly registered in the Public Registry of Property and Commerce of Monterrey, Nuevo León under the commercial electronic folio No. 155773*1 dated as of October 10, 2018.

b) Que justifica su personalidad con la misma escritura descrita en el inciso anterior, misma que a la fecha no les han sido revocadas ni limitadas de forma alguna y bajo ningún título.	b) Its personality is justified with the same Public Deed described in the previous paragraph. same which to date have not been revoked or limited in any way and under no title.

c) Que conoce las condiciones en que se encuentra actualmente el desarrollo y que es su voluntad recibir de LA ARRENDADORA el uso y goce temporal del INMUEBLE ARRENDADO en calidad de arrendamiento, bajo los términos y condiciones de este Contrato.	c) It is aware of the conditions in which the development currently is and that it is its will to receive from THE LESSOR the use and temporary enjoyment of the LEASED PROPERTY as a lease, under the terms and conditions of this Agreement.

d) Que para efectos de las notificaciones y avisos que procedan conforme al presente Contrato señala como domicilio Calzada del Valle 400 Oriente. Local 63, Col. Del Valle, San Pedro Garza García.	d) For purposes of the notifications and warnings that proceed in accordance with this Agreement it indicates as domicile Calzada del Valle 400 Oriente. Local 63, Col. Del Valle, San Pedro Garza García.

e) Que conoce y está de acuerdo con el estado físico del INMUEBLE ARRENDADO y haber constatado la existencia y perfecto estado físico y de funcionamiento de todas sus mejorar así como los demás bienes y áreas de uso común.	e) It is aware and agrees with the physical state of the LEASED PROPERTY and has verified the existence and perfect physical condition and functioning of all its improvements as well as other assets and areas of common use.

f) Tiene conocimiento del Reglamento del Parque Industrial Interpuerto Monterrey el cual se adjunta al presente como Anexo 4. y demás leyes, normas y reglamentos aplicables al INMUEBLE ARRENDADO, y manifiesta que está conforme y se compromete a cumplir y obligarse con todas las disposiciones que se prevean en este Contrato.	f) It is aware of the Regulations of the Interpuerto Monterrey Industrial Park attached hereto as Exhibit 4, and other laws, rules and regulations applicable to the LEASED PROPERTY, and declares that it is in agreement and undertakes to comply and be bound by all the provisions set forth in this Agreement.

g) Es su deseo celebrar el presente Contrato y tomar en arrendamiento, el INMUEBLE ARRENDADOR y destinarlo para uso exclusivo de producción de productos de plástico y papel.	g) It is its wish to enter into this Agreement and to lease the LEASED PROPERTY and use it for the exclusive use of production of plastic and paper products.

h) En este acto otorga su consentimiento para que LA ARRENDADORA o cualquier empresa relacionada con ella o cualquier otra compañía que contrate para estos fines, investigue su situación crediticia y socio-económica, así como antecedente penales y laborales ante cualquier instancia pública o privada o la cámara de propietarios de bienes raíces.	h) In this act, it gives consent to the LESSOR or any company related to it or any other company that contracts for these purposes, to investigate its credit and socio-economic situation, as well as criminal and labor background before any public or private entity or the chamber of real estate owners.

i) Que las actividades que realizará son compatibles con el uso de suelo, así como en apego a las leyes y reglamentos de ámbito Federal, Estatal y Municipal, y tiene conocimiento que deberá de obtener su constancia de uso de suelo con giro especifico a su gasto y costa.	i) The activities it will carry out are compatible with the land use, as well as in accordance with the laws and regulations of the Federal, State and Municipal levels, and it is aware that it must obtain its proof of land use with specific reference at its own expense.

III. Declara EL OBLIGADO SOLIDARIO, bajo protesta de decir verdad y por sus propios derechos:	III. GUARANTOR states, under protest of telling the truth and for its own rights that:

a) Que su representada Fuling Plastic USA, Inc. es una subsidiaria de Fuling Global Inc., lo acredita mediante su constitutiva la cual se adjunta al presente como Anexo 3, es una compañía que cotiza en bolsa en Nasdaq. La compañía es fabricante y distribuidora de productos de plástico y papel desechable para uso alimenticio y está incorporada en el estado de Pennsylvania, EE. UU.	a) Its principal, Fuling Plastic USA, Inc. is a fully owned subsidiary of Fuling Global, Inc., is justified with the By-Laws of Fuling Plastic Usa, Inc., attached hereto as Exhibit 3, a publicly traded company on Nasdaq. The Company is a manufacturer and distributor of single-use plastic and paper foodservice ware, incorporated in the Commonwealth of Pennsylvania, USA.

b) Que comparece a la celebración del presente acto jurídico a fin de garantizar de manera absoluta, continua, irrevocable y solidaria a favor de LA ARRENDADORA el total y absoluto cumplimiento de todas y cada una de las obligaciones que deriven del presente Contrato a cargo de LA ARRENDATARIA en los términos del mismo y por tanto garantiza a favor de LA ARRENDADORA dicho cumplimiento total y completo durante la vigencia del Periodo de Arrendamiento y mientras LA ARRENDATARIA ocupe total o parcialmente el INMUEBLE ARRENDADO objeto del presente Contrato.	b) It appears to the celebration of this legal act in order to guarantee in an absolute, continuous, irrevocable and supportive manner in favor of THE LESSOR the total and absolute compliance with each and every one of the obligations arising from this Agreement at the expense of THE LESSEE in the terms thereof and therefore guarantees in favor of the LESSOR full and complete compliance during the term of the Lease Period and while the LESSEE occupies total or partially the LEASED PROPERTY object of this Agreement.

c) Que para efectos de las notificaciones y avisos que procedan conforme al presente Contrato señala como domicilio en 6690 Grant Way, Suite 1, Allentown, el estado de Pennsylvania, C.P. 18106.	c) For purposes of the notifications and warnings that proceed in accordance with this Agreement it indicates as domicile 6690 Grant Way, Suite 1, Allentown, Pennsylvania, Zip. 18106.

IV. LAS PARTES declaran que es su deseo obligarse en los términos de este Contrato y de sus anexos.	IV. THE PARTIES state that it is their wish to be bound by the terms of this Agreement and its Exhibits.

Tomando en cuenta lo anteriormente declarado, LAS PARTES acuerdan someterse al tenor de las siguientes:	Taking into account the foregoing, THE PARTIES agree to submit to the wording of the following:

CLAUSULAS	CLAUSES

Primera. Objeto.	FIRST. Object.

a) LA ARRENDADORA otorga en calidad de arrendamiento a LA ARRENDATARIA el uso temporal del INMUEBLE ARRENDADO tal cual se encuentra descrito en el inciso d) de la Declaración I del presente Contrato así como en el Anexo 1 del presente, el cual contiene las propuestas fase 1, y fase 2, bajo los términos y condiciones que en este instrumento se establecen.	a) THE LESSOR grants the LESSEE temporary use of the LEASED PROPERTY as it is described in clause d) of the Recital I of this Agreement as well as in the Exhibit 1 hereof, which contains the proposals phase 1, and phase 2, under the terms and conditions that in this instrument they are established.

LA ARRENDADORA se obliga a entregar la posesión del INMUEBLE ARRENDADO en su fase 1, el día de la firma del presente contrato (Fecha de Entrega).	THE LESSOR agrees to deliver the possession of the LEASED PROPERTY during phase 1, on the day of signing this agreement (Delivery Date).

En caso de que LA ARRENDADORA se vea demorada, obstaculizada o imposibilitada para realizar la entrega del INMUEBLE ARRENDADO en la Fecha de Entrega por causas de fuerza mayor que no le sean imputables o que no hubieren estado bajo su control, la realización de la Fecha de Entrega será dispensada por el período de ocurrencia de dicho evento de fuerza mayor, y en consecuencia será prorrogada por un período equivalente al período de ocurrencia de dicho evento. Nada de lo aquí contenido dispensará a LA ARRENDATARIA del cumplimiento de sus obligaciones de pago conforme al presente Contrato. En el supuesto en el que LA ARRENDATARIA no acuda a la recepción física del INMUEBLE ARRENDADO en la Fecha de Entrega, éste se tendrá por entregado por lo que el Plazo de Gracia correrá a partir de la fecha señalada y la Renta Mensual será exigible una vez concluido el Plazo de Gracia.	In the event that THE LESSOR is delayed, hindered or unable to deliver the LEASED PROPERTY on the Delivery Date due to force majeure that is not attributable to her or that has not been under her control, the completion of the Delivery Date shall be dispensed for the period of occurrence of said event of force majeure, and consequently will be extended for a period equivalent to the period of occurrence of said event. Nothing contained herein shall exempt THE LESSEE from the fulfillment of its payment obligations under this Agreement. In the event that THE LESSEE does not attend the physical reception of the LEASED PROPERTY on the Delivery Date, it shall be considered delivered so that the Grace Period shall run from the date indicated and the Monthly Rent shall be due once the Grace Period has ended.

LA ARRENDADORA, se compromete de acuerdo a la propuesta hecha a la ARRANDATARIA, a entregar en arrendamiento la fase 2 del inmueble mencionado en el Anexo 1, en fecha 01 de julio de 2019.	THE LESSOR agrees to deliver the possession of the LEASED PROPERTY phase 2 for lease mentioned in Exhibit 1 the proposal, and commits to deliver in time and form to THE LESSEE on July 1, 2019.

EL ARRENDADOR le garantiza al ARRENDATARIO que el otro inquilino que actualmente ocupa los 2,332.87-dos mil trescientos treinta y dos punto ochenta y siete metros cuadrados restantes de la propiedad, abandonará la propiedad a tiempo según lo estipulado en la propuesta. En caso de que EL ARRENDADOR no cumpla con lo mencionado anteriormente, EL ARRENDADOR pagará a EL ARRENDATARIO una multa contractual de USD $300.00 (Trescientos dólares) por día de retraso.	THE LESSOR guarantees THE LESSEE the other tenant that is currently occupying the remaining 2,332.87 square meters of the property shall vacate the property on time. In case THE LESSOR does not comply with the aforementioned, THE LESSOR shall pay THE LESSEE a contractual penalty of USD $ 300.00 three hundred per day of delay.

Segunda. Destino y Uso del INMUEBLE ARRENDADO; Aceptación del Reglamento.	SECOND. Destination and Use of LEASED PROPERTY; Acceptance of the Regulation.a)

a) LA ARRENDATARIA se obliga a utilizar el INMUEBLE ARRENDADO exclusivamente para la producción de productos de plástico y papel relacionados a su operación. En ningún caso podrá LA ARRENDATARIA variar el destino del INMUEBLE ARRENDADO sin la previa autorización por escrito de LA ARRENDADORA.	a). THE LESSEE agrees to use the LEASED PROPERTY exclusively for production of plastic and paper products related to its operation. In no case may THE LESSEE vary the use of the LEASED PROPERTY without the prior written authorization of THE LESSOR.

b) LA ARRENDATARIA, por la firma de este Contrato, acepta y se obliga a cumplir íntegramente con las reglas de uso, restricciones y demás obligaciones que, en su carácter de arrendataria del INMUEBLE ARRENDADO, le deriven del Reglamento del Parque Industrial Interpuerto Monterrey según se encuentre vigente.	b) THE LESSEE, by signing this Agreement, accepts and undertakes to comply in full with the rules of use, restrictions and other obligations that, as lessee of the LEASED PROPERTY, derive from the Regulations of the Interpuerto Monterrey Industrial Park (the “Park Regulations” as is in force.

c) LA ARRENDATARIA no podrá tener en el INMUEBLE ARRENDADO ningún tipo de explosivo o material o sustancia peligrosa de acuerdo a la legislación ambiental aplicable, por lo que libera a LA ARRENDADORA de cualquier responsabilidad derivada por el uso o posesión de cualquier sustancia tóxica y/o peligrosa, obligándose igualmente a indemnizar en caso de cualquier siniestro o la situación derivada u originada con motivo de la posesión o uso de explosivos, material o sustancias peligrosas y/o tóxicas.	c) THE LESSEE may not have any type of explosive or dangerous material or substance in the LEASED PROPERTY according to the applicable environmental legislation, thereby releasing THE LESSOR from any liability arising from the use or possession of any toxic substance and / or dangerous, also being obliged to compensate in case of any loss or the situation derived or originated due to the possession or use of explosives, material or dangerous and / or toxic substances.

d) LA ARRENDADORA ha confirmado que el Parque Industrial Interpuerto Monterrey y Servicios Interpuerto, S.A. de C.V. (colectivamente “Interpuerto”) que las actividades de LA ARRENDATARIA no se encuentra dentro de las restricciones descritas en el Artículo II.1 del Reglamento del Parque. Si, por alguna razón, las actividades de LA ARRENDATARIA se encuentran en el Artículo II.1 del Reglamento del Parque, LA ARRENDATARIA es responsable de obtener todas las autorizaciones necesarias de Interpuerto de conformidad con el Artículo II.1 del Reglamento del Parque.	d) The LESSOR has confirmed with Interpuerto Monterrey Industrial Park and Servicios Interpuerto, S.A. de C.V., (collectively “Interpuerto”) that the LESSEE’s anticipated activities do not fall under the restrictions described in Article II.1 of the Park Regulations. If for any reason the LESSEE’s activities fall under Article II.1 of the Park Regulations, the LESSEE is responsible for obtaining all necessary authorizations from Interpuerto in accordance with Article II.1 of the Park Regulations.

e) LA ARRENDADORA garantiza que el uso de suelo propuesto por parte de LA ARRANDATARIA es consistente con el uso de suelo autorizado por Interpuerto como se establece en el Artículo II.3 de las Regulaciones del Parque.	e) The LESSOR warrants that the LESSEE’s proposed use of land is consistent with the land use authorized for Interpuerto as stated in Article II.3 of the Park Regulations.

Tercera. Vigencia del Arrendamiento.	THIRD. Validity of the Lease.

a) El Contrato tendrá vigencia de 48 (cuarenta y ocho) meses forzosos contados a partir del 15 (quince) de febrero de 2019 (dos mil diecinueve) y terminando precisamente el 14 de febrero del 2023.	a) The Agreement will be in force for 48 (forty-eight) months mandatory starting on the 15th (fifteenth) of February of 2019 (the “Start Date”) and ending precisely on the 14th (fourteen) of February of 2023 (the “End Date”).

b) Una vez concluido la vigencia del presente contrato, LA ARRENDATARIA podrá siempre y cuando esté en cumplimiento de este Contrato, solicitar la renovación por un periodo adicional de 2 (dos) años forzosos, la cual deberán solicitar a LA ARRENDADORA previa notificación por escrito con 180 días naturales previos a la terminación de la vigencia del presente Contrato.	b) Once the term of this agreement has expired, THE LESSEE may, provided it is in compliance with this Agreement, request the renewal for an additional period of 2 (two) years, which it must request from THE LESSOR upon written notification with 180 calendar days prior to the end of this Agreement.

c) LA ARRENDATARIA renuncia en este acto a los beneficios de la continuación automática del presente Contrato por tiempo indefinido una vez expirada la vigencia de este Contrato, por lo cual renuncia a los artículos 2380 y 2381 del Código Civil para el Estado de Nuevo León (el “Código Civil”).	c) THE LESSEE waives in this act the benefits of the automatic continuation of this Agreement for an indefinite period after the expiration of this Agreement, for which it waives articles 2380 and 2381 of the Civil Code for the State of Nuevo León ( the “Civil Code”).

d) LA ARRENDATARIA considerará la posibilidad de celebrar un contrato de arrendamiento similar para un segundo edificio que LA ARRENDADORA planea construir cerca de la PROPIEDAD ARRENDADA, siempre y cuando las condiciones del nuevo edificio y los términos de ese contrato sean satisfactorios para LA ARRENDATARIA y que el plazo del mismo. termina simultáneamente como este término de este contrato de arrendamiento.	d) THE LESSEE will consider entering into a similar lease for a second building that THE LESSOR plans to construct near the LEASED PROPERTY, provided that the conditions of the new building and the terms of that lease are satisfactory to THE LESSEE and that the term of that lease ends simultaneously as this term of this lease.

Cuarta. Renta.	FOURTH. Rent.

a) LA ARRENDATARIA pagará por concepto de Renta Mensual por el INMUEBLE ARRENDADO fase 1 los primeros 4 cuatro meses la cantidad de $20,899.00 (Veinte Mil Ochocientos Noventa y Nueve Dólares 00/100) Dólares Americanos) más IVA, después de los 4 cuatro meses LA ARRENDATARIA pagará por el inmueble identificado como fase 2 en el Anexo 1 la cantidad de $29,810.47 (Veintinueve Mil Ochocientos diez dólares 47/100 más IVA (referida como la “Renta Mensual”), dentro de los primeros 5 (cinco) días naturales de cada mes.	a) THE LESSEE shall pay a monthly rent of USD twenty thousand eight hundred and ninety-nine dollars ($20,899.00) plus VAT for the LEASED PROPERTY phase 1. After 4 (four) months, THE LESSEE will pay USD twenty-nine thousand eight hundred ten dollars with forty seven cents ($29,810.47) plus VAT for THE LEASED PROPERTY identified as phase 2 in the Exhibit 1(each payment for either phase 1 or phase 2 is referred to as a “Monthly Rent”). Payment shall be made within the first 5 (five) calendar days of each month.

La Renta Mensual referida en el párrafo anterior ha sido calculada a razón de $3.82 dólares (Tres dólares 82/100 Dólares, moneda de curso legal de los Estados Unidos de América) por metro cuadrado del INMUEBLE ARRENDADO.	The Monthly Rent referred to in the previous paragraph has been calculated at the rate $3.82 (three dollars 82/100 , legal currency of the United States of America) per square meter of the LEASED PROPERTY.

b) LA ARRENDATARIA pagará la Renta Mensual por mes calendario anticipado mediante depósito o transferencia bancaria a la cuenta bancaria que le indique LA ARRENDADORA o de cualquier otra forma que le notifique por escrito.	b) THE LESSEE shall pay the Monthly Rent in advance at each calendar month by deposit or bank transfer to the bank account indicated by THE LESSOR or in any other way notified in writing.

c) Para el caso de que la fecha de inicio de la obligación de pago de la Renta Mensual no corresponda al primer día natural del mes de que se trate, LA ARRENDATARIA se obliga a pagar la cantidad que corresponda de acuerdo con el número de días naturales que LA ARRENDATARIA ocupe en el INMUEBLE ARRENDADO, es decir, LA ARRENDATARIA pagará a partir del día en que fenezca el PLAZO DE GRACIA de desde la firma del presente contrato hasta el 14 de febrero de 2019 y hasta el día en que inicie el primer mes calendario completo de pago de Renta (en lo sucesivo el “PERIODO IRREGULAR”); para lo cual se dividirá el monto de la Renta mensual entre 30 (treinta) días y el resultado obtenido se multiplicará por el número de días naturales que LA ARRENDATARIA ocupará en el INMUEBLE ARRENDADO durante el PERIODO IRREGULAR.	c) In the event that the start date of the payment obligation of the Monthly Rent does not correspond to the first calendar day of the month in question, THE LESSEE agrees to pay the corresponding amount according to the number of calendar days that The LESSEE occupies in the LEASED PROPERTY, that is, THE LESSEE shall pay from the day on which the GRACE PERIOD from the signing of this agreement until February 14, 2019 and until the day in which the first full calendar month of rental payment begins (hereinafter referred to as the “ IRREGULAR PERIOD”); for which the amount of the Monthly Rent shall be divided by 30 (thirty) days and the result obtained shall be multiplied by the number of calendar days that THE LESSEE shall occupy in the LEASED PROPERTY during the IRREGULAR PERIOD.

Por lo tanto, el pago que corresponda al PERIODO IRREGULAR de acuerdo con lo antes expuesto, se deberá de pagar junto con el pago de la Renta correspondiente al primer mes calendario completo de pago de Renta Mensual.	Therefore, the payment corresponding to the IRREGULAR PERIOD in accordance with the foregoing, shall be paid together with the Monthly Rent corresponding to the first full calendar month of Monthly Rent payment.

d) LA ARRENDATARIA realizará los pagos de Renta y cuotas correspondientes en una sola exhibición, por lo cual LA ARRENDADORA podrá rechazar pagos parciales.	d) THE LESSEE shall make the corresponding Monthly Rent and installment payments in a single installment, for which THE LESSOR may reject partial payments.

e) LA ARRENDADORA entregará a LA ARRENDATARIA recibos comprobatorios del pago de la Renta Mensual, los cuales serán el único medio legal de comprobar su pago.	e) THE LESSOR shall provide THE LESSEE with proof of payment of the Monthly Rent, which shall be the only legal means of verifying its payment.

f) LA ARRENDADORA en este acto instruye a LA ARRENDATARIA a cubrir el importe total de la Renta Mensual y el Depósito en Garantía referido en el presente Contrato en la cuenta que indique LA ARRENDADORA	f) THE LESSOR in this act instructs THE LESSEE to cover the total amount of the Monthly Rent and the Security Deposit referred to in this Agreement in the account that is indicated by THE LESSOR.

g) LA ARRENDATARIA pacta y se obliga a efectuar el pago de la Renta Mensual vigente de acuerdo a lo establecido en el inciso a) de ésta misma cláusula y en la cláusula Quinta del presente Contrato; en caso de incumplimiento a la obligación antes referida, se generarán intereses moratorios en los términos de la cláusula séptima siguiente. Si transcurridos 25 (veinticinco) días naturales LA ARRENDATARIA continuara en el incumplimiento del pago de la Renta Mensual, conviene LA ARRENDATARIA en pagar a LA ARRENDADORA, a partir de ese momento y en lugar del interés moratorio, a título de pena convencional la cantidad equivalente a la parte proporcional que por día resulte de aplicar la Renta Mensual multiplicada por 2-dos por cada día de retraso, sin que esto implique renuncia alguna a la facultad de LA ARRENDADORA de exigir la rescisión de este Contrato.	g) THE LESSEE agrees and undertakes to make the payment of the current Monthly Rent in accordance with what is established in section a) of this clause and in clause Fifth of this Agreement; in case of non-compliance with the aforementioned obligation, late interest will be generated in the terms of the seventh clause below. If after 25 (twenty five) calendar days THE LESSEE shall continue to default on the Monthly Rent, the LESSEE agrees to pay THE LESSOR, from that moment and instead of the late interest, by way of conventional penalty the equivalent amount to the proportional part that per day results from applying the Monthly Rent multiplied by 2 (two) for each day of delay, without this implying any waiver of the right of THE LESSOR to demand the rescission of this Agreement.

h) LA ARRENDATARIA no podrá retener la Renta Mensual en ningún caso y bajo ningún título, aunque sea por falta de reparaciones urgentes o indispensables al INMUEBLE ARRENDADO, ya que dicha obligación recae sobre LA ARRENDATARIA. En este sentido, LA ARRENDATARIA renuncia en este acto a lo previsto en lo establecido en el artículo 2310 del Código Civil del Estado de Nuevo León.	h) THE LESSEE may not withhold the Monthly Rent in any case and under no title, even for lack of urgent or essential repairs to the LEASED PROPERTY. In this sense, THE LESSEE waives in this act the provisions of article 2310 of the Civil Code of the State of Nuevo León.

i) LA ARRENDATARIA gozará de un Plazo de Gracia de pago de Renta Mensual el cual comenzará a partir de la fecha de firma del presente contrato hasta el 14 de febrero de 2019, por lo que LA ARRENDATARIA quedará exenta del pago de la Renta Mensual pero si deberá pagar las cuotas de mantenimiento correspondientes al INMUEBLE ARRENDADO.	i) THE LESSEE shall enjoy a Grace Period of Monthly Rent payment, which will start from the date of signature of this agreement until February 14, 2019, so THE LESSEE shall be exempt from any Monthly Rent payment, but must have to pay the maintenance fees corresponding to the PROPERTY LEASED.

Quinta. Incrementos Anuales de la Renta	FIFTH. Annual Rent Increases

a) La Renta Mensual se incrementará anualmente de manera automática el día primero del mes correspondiente al aniversario de Firma del presente Contrato en un porcentaje equivalente al incremento porcentual de acuerdo al Índice Nacional de Precios al Consumidor (CPI) publicado por el Departamento de Trabajo y Estadística de los Estadios Unidos de Norte América (Bureau of Labor Statistics) más 1 (un) punto porcentual, o el que lo sustituya, por el año inmediato anterior y así sucesivamente por todos los años de vigencia del Contrato. En caso de existir un (CPI) negativo, deberá haber un ajuste al alza de la Renta mensual, si el cambio del (CPI) es negativo, El (CPI) en el porcentaje del 0% (cero) porciento, el ajuste será del 1% (un) punto porcentual, si el (CPI) es negativo en un .5 punto cinco, el ajuste será 0.5 (cero punto cinco) punto porcentual.	a) The Monthly Rent shall be annually and automatically increased on the first day of the month corresponding to the anniversary of the signature of the present Agreement in a percentage equivalent to the percentage increase according to the Consumer Price Index (CPI) for all items published by the Bureau of Labor Statistics of the United States of America plus 1 (one) percentage point, or the one that replaces it, for the immediately previous year and so on for all the years of validity of the Agreement. There shall be upward adjustment of the Monthly Rent if the CPI change is negative CPI equals 0% (cero) percentage the adjustment will be 1 (one) percentage point, if the CPI equals negative .5 point five the adjustment will be 0.5 (cero point five) percentage point.

b) Al ser aplicable el incremento de la Renta Mensual, de no liquidarse éste, se tendrá como incumplimiento en el pago de la Renta Mensual y Cuotas de mantenimiento.	b) When the Monthly Rent increase is applicable, if this is not settled, it shall be a breach on the Monthly Rent and Maintenance Fees payments.

Sexta. Mantenimiento	SIXTH. Maintenance

a) LA ARRENDATARIA se obliga bajo su responsabilidad a sufragar directamente y realizar el mantenimiento interior y exterior del INMUEBLE ARRENDADO, incluyendo banquetas y áreas verdes, si las hubiere, dentro del perímetro del área arrendada por LA ARRENDATARIA y en términos del Reglamento del Parque Industrial Interpuerto Monterrey;	a) THE LESSEE undertakes under its responsibility to pay directly and perform the internal and external maintenance of the LEASED PROPERTY, including sidewalks and green areas, if any, within the perimeter of the leased area of the LESSE and in accordance with the Regulations of the Interpuerto Monterrey Industrial Park;

b) Independientemente de lo anterior, LA ARRENDATARIA se obliga a pagar mensualmente a partir de la firma del presente contrato hasta el 30 de junio del 2019 la cantidad de USD $565 (Quinientos Sesesnta y Cinco dólares, mas IVA, y a partir del 01 de julio del 2019 la cantidad de USD $908.00 (Novecientos Ocho dolares) más el IVA, por concepto de Cuotas de Mantenimiento, dentro de los primeros 5 (cinco) días naturales de cada mes y/o periodo de arrendamiento.	b) Independently of the foregoing, the LESSEE agrees to pay monthly from the Start Date until June 30, 2019 the amount of USD five hundred and sixty five dollars ($565.00) monthly plus VAT, and the amount of USD Nine hundred and eight ($908.00) monthly plus VAT from July 1, 2019 to the End Date, for the Maintenance Fees, within the first 5 (five) calendar days of each month and / or lease period.

c) La Cuota de Mantenimiento se incrementarán anualmente de manera automática el día primero del mes correspondiente al aniversario de Firma del presente Contrato en un porcentaje equivalente al incremento porcentual de acuerdo al Índice Nacional de Precios al Consumidor (INPC) que dé a conocer el Diario Oficial de la Federación(o el que lo sustituya) o el 4% (cuatro por ciento), lo que resulte mayor, por el año inmediato anterior y así sucesivamente por todos los años de vigencia del Contrato.	c) The Maintenance Fee shall be annually and automatically increased on the first day of the month corresponding the anniversary of the Signature of the Agreement in a percentage equivalent to the percentage increase according to the National Consumer Price Index (INPC) that is published in the Official Gazette. of the Federation (or the one that replaces it) or 4% (four percent), whichever is greater, for the immediately previous year and so on for all the years of validity of the Agreement.

d) Si las circunstancias lo justifican, la anterior cuota de mantenimiento podrá variar conforme lo indicado en el Reglamento del Parque Industrial Interpuerto Monterrey.	d) If circumstances justify it, the previous maintenance fee may vary as indicated in the Regulations of the Interpuerto Monterrey Industrial Park.

e) LA ARRENDATARIA autoriza a LA ARRENDADORA para que en caso de incumplimiento en los pagos de cuotas de mantenimiento, Renta Mensual o servicios, los servicios propios del INMUEBLE ARRENDADO proporcionados por o con la intervención y cuidado de LA ARRENDADORA le sean suspendidos hasta en tanto se liquiden los montos de cuotas de mantenimiento, Renta Mensual, servicios y demás conceptos que se adeuden.	e) THE LESSEE authorizes the LESSOR so that in the event of non-payment of maintenance fees, Monthly Rent, or the services of the LEASED PROPERTY provided by or with the intervention and care of the LESSOR are suspended until the amounts of maintenance fees, Monthly Rent, services and other concepts that are owed are settled.

SĖptima. Intereses Moratorios.	SEVENTH. Late Interests.

Para el caso que LA ARRENDATARIA no pague en los plazos señalados la Renta Mensual y/o las cuotas de mantenimiento, de conformidad con lo establecido en las Cláusulas Cuarta, Quinta y Sexta, LA ARRENDADORA pondrá a LA ARRENDATARIA en aviso por incumplimiento por escrito simple o correo electrónico y otorgará a LA ARRENDATARIA catorce (14) días para subsanar el incumplimiento. En el caso de que LA ARRENDATARIA no resuelva el incumplimiento dentro de los catorce (14) días de haber recibido una notificación por escrito por parte de LA ARRENDADORA, LA RRENDADORA se reserva el derecho de cobrar adicionalmente intereses moratorios a razón de 2 (dos) veces la Tasa de Interés Interbancaria de Equilibrio (TIIE) anual publicada mensualmente por el Banco de México y LA ARRENDATARIA se obliga a dar cumplimiento. Los intereses deberán ser calculados por los días vencidos y hasta que la cantidad adeudada se pague totalmente.	In the event that THE LESSEE fails to pay the Monthly Rent and / or the maintenance fees in the terms indicated and in accordance with the provisions of the Fourth, Fifth and Sixth Clauses, THE LESSOR shall put THE LESSEE in default in simple writing or an email and give THE LESSEE at fourteen (14) days to cure the default. In the event that THE LESSEE fails to cure the default within fourteen (14) days of receiving a written default notice from THE LESSOR, THE LESSOR reserves the right to charge an additional late interest at the rate of 2 (two) times the annual Interbank Interest Rate of Equilibrium (TIIE) monthly published by the Bank of Mexico and the LESSEE undertakes to pay. The interest must be calculated for the days due and until the amount owed is paid in full.

Octava. Renuncia al Derecho del Tanto.	EIGHTH. Waiver of the Right of First Refusal.

LA ARRENDATARIA renuncia en este acto al derecho del tanto consignado en los artículos 2341 y 2379 del Código Civil, para el evento de venta del INMUEBLE ARRENDADO.	THE LESSEE waives in this act the right of first refusal consigned in articles 2341 and 2379 of the Civil Code, for the event of sale of the LEASED PROPERTY.

Novena. Adecuaciones, Reparaciones y Mejoras.	NINTH. Adjustments, Repairs and Improvements.

a). LA ARRENDATARIA gozará del Plazo de Gracia que se establece en el presente Contrato, contado a partir de la Fecha de Entrega del INMUEBLE ARRENDADO a LA ARRENDATARIA (el “Plazo de Gracia”). LA ARRENDADORA otorga el Plazo de Gracia única y exclusivamente para que LA ARRENDATARIA lleve a cabo las adecuaciones que desee realizar dentro del INMUEBLE ARRENDADO; sin embargo en el caso de que LA ARRENDATARIA inicie operaciones en el INMUEBLE ARRENDADO con anterioridad a que concluya el citado Plazo de Gracia, este terminará anticipadamente y LA ARRENDATARIA se obliga a iniciar el pago de la Renta Mensual correspondiente.	a) THE LESSEE shall enjoy the Grace Period established in this agreement, starting from the Delivery Date of the LEASED PROPERTY to the LESSEE (the “Grace Period”). THE LESSOR grants the Grace Period only and exclusively for the LESSEE to carry out the adjustments that it wishes to make within the LEASED PROPERTY; however, in the event that THE LESSEE initiates operations in the LEASED PROPERTY prior to the termination of the aforementioned Grace Period, it shall prematurely end and THE LESSEE undertakes to initiate the payment of the corresponding Monthly Rent.

b). LA ARRENDATARIA se obliga a realizar las reparaciones de aquellos deterioros que se causen al INMUEBLE ARRENDADO con motivo de negligencia o mala fe, con excepción del deterioro razonable por uso, por lo cual LA ARRENDATARIA libera a LA ARRENDADORA de las obligaciones que le imponen los artículos 2306 fracciones II y V, 2310, 2311 y 2315 del Código Civil, renunciando a dichos artículos en lo que le sea favorable.	b) THE LESSEE undertakes to repair those damages that were caused by THE LESSEE to the LEASED PROPERTY due to negligence or bad faith, except reasonable wear and tear. THE LESSEE releases THE LESSOR from the obligations imposed by articles 2306 fractions II and V, 2310, 2311 and 2315 of the Civil Code, waiving the benefits of said articles in what is favorable.

c). Durante la vigencia de este contrato y cualquiera de sus prórrogas, si las hubiere, LA ARRENDADORA mantendrá y reparará, a su propio costo y gasto las partes estructurales del Edificio, la estructura exterior, suelos y estructura del suelo (con excepción de sellos), techos, estructura de los techos (con excepción de sellos) incluyendo soportes de cimentación, plomería y suministro eléctrico a las paredes de los Edificios Industriales.	c). During the term of this Lease and of any Renewals thereof, THE LESSOR shall maintain and repair, at Lessor’s own cost and expense, the structural portions of the Industrial Buildings, the exterior structure, floor and floor structure (except for seals), roof, roof structure (except for seals), including foundations supports and plumbing and electrical supply to Industrial Building’s walls.

A la recepción de la notificación por escrito de LA ARRENDATARIA en relación con la necesidad de llevar a cabo reparaciones que se requieran de LA ARRENDADORA de conformidad con esta Cláusula, LA ARRENDADORA procederá diligentemente a llevar a cabo dichas reparaciones a su propio costo y gasto y con una interferencia mínima en el uso normal de la Propiedad Arrendada por parte de LA ARRENDATARIA.	Upon receipt of written notice from THE LESSE in connection with the need to carry out repairs required from THE LESSOR under this Section, THE LESSOR shall diligently proceed to carry out said repairs at THE LESSOR own cost and expense and with minimum interference in THE LESSE normal use of the Leased Property

d). LA ARRENDADORA negociará de buena fe con LA ARRENDATARIA para incluir en el segundo edificio descrito en la propuesta el Anexo 1, un transformador de 750 KVA, igual que para el primer edificio. Si LA ARRENDATARIA requiere un transformador de 1,500 KVA o 2,000 KVA, LA ARRENDADORA instalará dicho transformador y LA ARRENDATARIA pagará la diferencia del costo de los 750 KVA a LA ARRENDADORA.	d). THE LESSOR will negotiate in good faith with THE LESSEE to include for the second building mentioned in the proposal in Exhibit 1, a 750 KVA transformer, same as for the first building. If THE LESSEE requires a 1,500 KVA or 2,000 KVA transformer instead, THE LESSOR shall install such transformer and THE LESSEE shall pay the difference from the cost of the 750 KVA to THE LESSOR.

e) LA ARRENDATARIA podrá, previo consentimiento por escrito de LA ARRENDADORA, hacer a su costa, las adecuaciones, reparaciones y mejoras que impliquen la modificación del INMUEBLE ARRENDADO y que tengan como finalidad el lujo, remodelación, la comodidad o en su momento una mayor funcionalidad de las instalaciones, en el entendido que dichas mejoras quedarán en beneficio de LA ARRENDADORA desde la fecha de su realización, renunciado LA ARRENDATARIA expresamente por ello a los beneficios que le otorgan los artículos 2317, fracciones I y II, y 2318 del Código Civil.	e) THE LESSEE may, with prior written consent of the LESSOR, make at its own expense, adjustments, repairs and improvements that involve the modification of the LEASED PROPERTY and whose purpose is luxury, remodeling, comfort or at the time a greater functionality of the facilities, with the understanding that said improvements shall be for the benefit of the LESSOR from the date of its fulfilment, the LESSEE expressly waived therefore for the benefits granted by articles 2317, sections I and II, and 2318 of the Civil Code .

f). Las adecuaciones que lleve a cabo LA ARRENDATARIA no podrán alterar la estructura ni la techumbre del INMUEBLE ARRENDADO. Sólo se permitirán aquellas adecuaciones de tabla roca, techos falsos o adecuaciones de madera de fácil instalación y remoción.	f) The adjustments made by the LESSEE may not alter the structure and the ceiling of the LEASED PROPERTY. Only those adjustments of dry wall, false ceilings or wood adjustments of easy installation and removal shall be allowed.

g). Las adecuaciones del INMUEBLE ARRENDADO deberán en todo momento cumplir con las disposiciones del Reglamento del Parque Industrial Interpuerto Monterrey, LA ARRENDATARIA deberá contar con todos los permisos y/o autorizaciones necesarias, tanto municipales, estatales o federales para cualquier clase de reparación o adecuación del INMUEBLE ARRENDADO en su caso, así como el cumplimiento de las obligaciones laborales, de seguridad social y/o fiscales y demás que correspondan, respecto de dichas reparaciones o adecuaciones.	g) The adjustments of the LEASED PROPERTY must comply at all times with the provisions of the Interpuerto Monterrey Industrial Park Regulation THE LESSEE must have all the necessary municipal, state or federal permits and / or authorizations, for any kind of repair or adaptation of the LEASED PROPERTY where appropriate, as well as compliance with labor, social security and / or tax obligations and others that correspond, with respect to said repairs or adjustments.

h) A la ARRENDATARIA se le permitirá realizar cambios en el edificio para instalar el equipo necesario, y realizar ajustes en los muros siempre contando con la previa aprobación de LA ARRENDADORA. LA ARRENDATARIA restaurará los muros al estado original una vez que LA ARRENDATARIA desocupe la PROPIEDAD ARRENDADA.	h) THE LESSEE shall be allowed to make changes to the building to install necessary equipment and to make adjustments to the walls upon always counting with the prior approval by THE LESSOR. THE LESSEE shall restore the walls to the original state once THE LESSEE vacates the LEASED PROPERTY.

i) A LA ARRENDATARIA se le permitirá, previa aprobación de LA ARRENDADORA construir áreas de oficinas, baños y otras instalaciones en la propiedad arrendada. LA ARRANDATARIA podrá dejar dichas modificaciones y no estará obligado a restaurar la propiedad arrendada a su estado original, siempre y cuando dichas construcciones no excedan el 8% ocho por ciento del edificio.	i) THE LESSEE shall be allowed, upon prior approval by THE LESSOR, to build office areas, toilets, and other facilities in the LEASED PROPERTY. THE LESSEE shall be allowed to leave such modifications and shall not be obliged to restore the LEASED PROPERTY to its original state as long as it does not exceed the 8% eight percent of the building.

décima. Actividades restringidas	TENTH. Restricted Activities.

LA ARRENDATARIA se obliga a solicitar la autorización por escrito de LA ARRENDADORA para realizar la fabricación de cualquier tipo de galletas saladas, galletas dulces, chicles, bebidas en polvo, queso crema, queso procesado, agua natural, agua mineral con o sin sabor.	THE LESSEE is required to request the authorization in writing from the LESSOR in order to manufacture any type of salty crackers, cookies, gum, powder drinks, cream cheese and processed cheese, natural water, mineral water, with or without flavor.

En caso de que LA ARRENDATARIA por cualquier causa, motivo y/o título transmita, la propiedad, uso y/o goce del Inmueble a una tercera persona deberá de asentar las presentes restricciones en el documento por el cual transmita la propiedad, uso y/o goce del Inmueble.	In case THE LESSEE for any reason or motive transfers ownership, use and/or enjoyment of the LEASED PROPERTY to a third party, it shall include the current restrictions in the document for which the ownership, use, and/or enjoyment is transferred.

Décima Primera. Servicios.	ELEVENTH. Services.

a) LA ARRENDATARIA conoce el estatus actual de cómo se encentra la infraestructura y contratará a su entero conocimiento, a su exclusiva costa, todos los servicios que requiera en el INMUEBLE ARRENDADO, tales como energía eléctrica, agua y drenaje, teléfono, mantenimiento y cualquier otro.	a) THE LESSEE is aware of the current status of the infrastructure and, at its own exclusive expense, is responsible for setting up all the utility services required in the LEASED PROPERTY, such as electricity, water and drainage, telephone, maintenance and any other.

b) LA ARRENDATARIA reparará, a su costa, los desperfectos que se causen a las instalaciones o equipos correspondientes de los servicios mencionados, así como los daños y perjuicios que resultaren a LA ARRENDADORA con motivo de la utilización de dichos servicios y de sus reparaciones.	b) THE LESSEE shall repair, at its own expense, any damage attributable to THE LESSEE caused to the facilities or equipment corresponding to the aforementioned services, as well as the damages that may result to the LESSOR due to the use of said services and their repairs.

c) LA ARRENDATARIA se obliga además a no tener adeudos pendientes derivados del uso y goce de los servicios que contrate para la operación y marcha de su negociación; y a liberar a LA ARRENDADORA de cualquier responsabilidad por tales conceptos durante la vigencia y después de concluir la misma y proporcionar cuando así lo solicite LA ARRENDADORA los comprobantes de los pagos y los originales de las bajas de dichos servicios.	c) THE LESSEE also undertakes not to have outstanding debts derived from the use and enjoyment of the services it contracts for the operation and progress of its negotiation; and to release the LESSOR of any responsibility for such concepts during the term and after concluding the same and provide, when requested by the LESSOR, the proof of the payment and the original documents of the removals of said services.

Décima Segunda. Permisos y Autorizaciones; Cumplimiento de Leyes.	TWELFTH. Permits and Authorizations; Compliance with Laws.

a) LA ARRENDATARIA gestionará, obtendrá y mantendrá vigentes, a su costa, todos los permisos, licencias y autorizaciones ante las autoridades municipales, estatales o federales, que se requieran para iniciar operaciones y operar sus actividades y uso del INMUEBLE ARRENDADO durante la vigencia del presente Contrato, obligándose a darlos de baja o cancelarlos al momento de la desocupación del INMUEBLE ARRENDADO.	a) THE LESSEE shall manage, obtain and maintain at its own expense, all permits, licenses and authorizations before the municipal, state or federal authorities, required to start operations and proceed with activities and use of the LEASED PROPERTY during the term of the present Agreement, binding themselves to deregister or cancel them at the time of vacating the LEASED PROPERTY.

En atención a lo anterior, LA ARRENDATARIA adicionalmente se obliga a entregar a LA ARRENDADORA a los 15 días hábiles posteriores al aniversario de la fecha de Apertura del INMUEBLE ARRENDADO, copia certificada del visto bueno de Protección Civil del Estado o del Municipio de la circunscripción que le corresponda al INMUEBLE ARRENDADO.	In consideration of the foregoing, THE LESSEE additionally undertakes to deliver to THE LESSOR 15 (fifteen) business days after the anniversary of the opening date of the LEASED PROPERTY, a certified copy of the Civil Protection approval of the State or Municipality of the district that corresponds to the LEASED PROPERTY.

b) LA ARRENDATARIA se obliga a cumplir y respetar las leyes y reglamentos, tanto municipales, estatales o federales, que regulan la actividad que pretende realizar en el INMUEBLE ARRENDADO, tanto presentes como aquellos que entren en vigor durante la vigencia del presente Contrato, quedando como única obligada ante dichas autoridades.	b) THE LESSEE undertakes to comply with and respect the laws and regulations, whether municipal, state or federal, that regulate the activity that it intends to carry out in the LEASED PROPERTY, both present and those that come into force during the term of this Agreement, being the only one bound before said authorities.

Décima Tercera. Obligaciones adicionales.	THIRTEENTH. Additional obligations

Adicionalmente a cualquier otra obligación a cargo de LA ARRENDATARIA conforme al presente Contrato, el Código Civil y demás leyes aplicables, LA ARRENDATARIA se obliga además a lo siguiente:	In addition to any other obligation borne by the LESSEE under this Agreement, the Civil Code and other applicable laws, the LESSEE further agrees to the following:

a) LA ARRENDATARIA se obliga a realizar el pago predial del inmueble arrendado.	a) THE LESSE agrees to make the payment of Property taxes of the leased property.

b) A no subarrendar el INMUEBLE ARRENDADO en su totalidad o en parte sin el previo consentimiento por escrito de LA ARRENDADORA;	b) Not to sublease the LEASED PROPERTY in whole or in part without the prior written consent of the LESSOR;

c) A conservar el INMUEBLE ARRENDADO y sus servicios en óptimas condiciones y a devolverlo con las adecuaciones y sus Mejoras al término del presente Contrato, si así se lo requiere LA ARRENDADORA;	c) To conserve the LEASED PROPERTY and its services in optimum conditions and to return it with the adjustments and its Improvements at the end of this Agreement, if so required by the LESSOR;

d) A responder de todos y cualesquier daños que sufra el INMUEBLE ARRENDADO;	d) To answer for any and all damages suffered by the LEASED PROPERTY;

e) A dar aviso a LA ARRENDADORA de toda novedad o deterioro que perjudique o pueda perjudicar el INMUEBLE ARRENDADO durante toda la vigencia del presente Contrato, así como toda usurpación o novedad dañosa que otro haya hecho o abiertamente prepare en el INMUEBLE ARRENDADO, de conformidad con lo dispuesto en el artículo 2313 del Código Civil;	e) To notify the LESSOR of any news or deterioration that harms or may harm the LEASED PROPERTY during the entire term of this Agreement, as well as any harmful misappropriation or novelty that another has made or openly prepare in the LEASED PROPERTY, in accordance with the provisions of article 2313 of the Civil Code;

f) A no retener la Renta Mensual en ningún caso y bajo ningún concepto, a cuyo efecto renuncia a los beneficios que le conceden los artículos 2339 y 2384 del Código Civil para el Estado de Nuevo León;	f) Not to withhold the Monthly Rental in any case and under no circumstances, for which purpose it waives the benefits granted by articles 2339 and 2384 of the Civil Code for the State of Nuevo León;

g) Cumplir con el Reglamento del Parque Industrial Interpuerto Monterrey ; y	g) Comply with the Regulations of the Interpuerto Monterrey Industrial Park;

h) A actualizar el Depósito en Garantía de acuerdo a lo establecido en la Cláusula Décima Cuarta del presente instrumento.	h) To update the Security Deposit in accordance with the provisions of Clause Fourteen of this instrument.

En caso de incumplimiento a cualquiera de las obligaciones antes referidas, LA ARRENDATARIA conviene desde ahora en pagar a LA ARRENDADORA a título de pena convencional la cantidad equivalente a la parte proporcional que por día resulte de aplicar la Renta Mensual multiplicada por 2-dos por cada día de incumplimiento.	In case of breach of any of the aforementioned obligations, the LESSEE agrees to pay the LESSOR as a conventional penalty the amount equivalent to the proportional part per day resulting from applying the Monthly Rental multiplied by 2-two for each non-compliance day.

Décima Cuarta. Acceso de LA ARRENDADORA.	FOURTEEN. Access of THE LESSOR.

De conformidad con los Artículos 2306, fracciones III y IV y 2308 del Código Civil para el Estado de Nuevo León, LAS PARTES reconocen y acuerdan que LA ARRENDADORA no tendrá acceso al INMUEBLE ARRENDADO, salvo por causa de reparaciones urgentes e indispensables debidamente notificadas por LA ARRENDATARIA y que correspondan a LA ARRENDADORA en términos de este Contrato, y a tal efecto LA ARRENDADORA no estará en posibilidad de inspeccionar los actos o actividades que se lleven a cabo en el mismo.	In accordance with Articles 2306, sections III and IV and 2308 of the Civil Code for the State of Nuevo León, THE PARTIES acknowledge and agree that THE LESSOR shall not have access to the LEASED PROPERTY, except for urgent and essential repairs duly notified by THE LESSEE and that correspond to THE LESSOR in terms of this Agreement, and for this purpose THE LESSOR shall not be able to inspect the acts or activities that are carried out in it.

Derivado de lo anterior LA ARRENDATARIA manifiesta bajo protesta de decir verdad y asegura que tanto el dinero que destine al pago de la Renta Mensual como el INMUEBLE ARRENDADO:	Derived from the above, THE LESSEE states under protest of telling the truth and assures that both the money destined to the payment of the Monthly Rental and the LEASED PROPERTY:

I. No serán instrumento, objeto o producto de ningún tipo de delito, en especial de aquellos previstos en la fracción II segunda del artículo 22 veintidós Constitucional.	I. They shall not be instrument, object or product of any type of crime, especially those provided for in the second section of Article 22, twenty-two Constitutional.
II. No serán utilizados o destinados a ocultar o mezclar bienes producto de algún delito.	II. They shall not be used or intended to hide or mix goods resulting from a crime.
III. No serán utilizados para la comisión de delitos o actos ilícitos.	III. They shall not be used for the commission of crimes or unlawful acts.

Lo anterior también será aplicable para aquellos bienes muebles en general que se encuentren dentro del INMUEBLE ARRENDADO.	The foregoing shall also apply to personal property in general that are within the LEASED PROPERTY.

LA ARRENDATARIA será la única responsable ante cualquier tipo de autoridades de los actos o actividades que se lleven a cabo dentro del INMUEBLE ARRENDADO y por lo tanto se obliga a sacar en paz y a salvo, y en su caso a restituir a LA ARRENDADORA, de todas las consecuencias que el incumplimiento de esta Cláusula pudiera causarle.	THE LESSEE shall be the only responsible before any type of authorities of the acts or activities that are carried out within the LEASED PROPERTY and therefore it is obliged to hold harmless, and as the case may be, to make restitution to THE LESSOR, of all the consequences that the breach of this Clause could cause.

Décima Quinta. Depósito en Garantía.	FIFTEEN . Security deposit.

a) Simultáneamente a la firma de este Contrato, LA ARRENDATARIA entrega a LA ARRENDADORA en concepto de Depósito en Garantía la cantidad de $20,899.00 (Veinte Mil Ochocientos Noventa y Nueve Dólares 00/100) más IVA (equivalente a 1 (Un) mese de Renta Mensual) con el fin de garantizar: (i) el pago de los servicios que se contraten en el INMUEBLE ARRENDADO, y (ii) cualesquier pagos pendientes, daños o desperfectos a fin de que se devuelva el INMUEBLE ARRENDADO en condiciones óptimas incluyendo las adecuaciones y Mejoras realizadas por LA ARRENDATARIA, si así lo requiere LA ARRENDADORA.	a) Simultaneously to the signing of this Agreement, the LESSEE delivers to the LESSOR in the form of Security Deposit the amount of $20,899.00 (Twenty thousand eight hundred ninety-nine dollars) Plus VAT (equivalent to 1 (One) month of Monthly Rental) in order to guarantee: (i) the payment of the services contracted in the LEASED PROPERTY, and (ii) any pending payments, flaws or damages in order to return the LEASED PROPERTY in optimal conditions including the adjustments and improvements made by THE LESSEE, if so required by the LESSOR.

b) El Depósito en Garantía se actualizará anualmente conforme a los incrementos de la renta a fin de que el importe equivalga al monto de Renta Mensual vigente en cada año que permanezca vigente el presente Contrato.	b) The Security Deposit shall be annually updated in accordance with the rental increases in order for the amount to equal the amount of the Monthly Rental in force in each year that this Agreement remains in force.

c) El Depósito en Garantía se actualizará en cuando LA ARRENDATARIA obtenga en arrendamiento el incremento de la superficie identificado en el Anexo 1, como la fase 2.	c) The Security Deposit shall be updated at the moment THE LESSE increase the area in lease, which is included in Exhibit 1, phase 2

d) Ante la expiración de la vigencia del presente Contrato, LA ARRENDADORA reembolsará a LA ARRENDATARIA la cantidad que reciba como Depósito en Garantía, sin generación de intereses, en un plazo de 60 (sesenta) días naturales después de dicha terminación, previa comprobación de que no existe ningún adeudo en los términos del inciso a anterior, por lo que, en su caso, reembolsará únicamente la diferencia.	d) Upon the expiration of the term of this Agreement, THE LESSOR shall reimburse THE LESSEE for the amount it receives as a Security Deposit, without generating interest, within 60 (sixty) calendar days after said termination, after verification that there is no debit in the terms of subsection a above, if applicable, it shall refund only the difference.

e) Si durante el referido plazo de 60 (sesenta) días LA ARRENDATARIA presenta y entrega a LA ARRENDADORA los recibos de todos los servicios del INMUEBLE ARRENDADO totalmente liquidados mediante los comprobantes expedidos por las dependencias o negociaciones que proporcionan dichos servicios, y no hubiere pagos de Renta Mensual o Cuotas de Mantenimiento pendientes, o desperfectos en el INMUEBLE ARRENDADO, LA ARRENDADORA devolverá el depósito dentro de los 10 (diez) días hábiles siguientes a la fecha de entrega de dichos recibos.	e) If during the aforementioned term of 60 (sixty) days THE LESSEE presents and delivers to the LESSOR the receipts of all the services of the LEASED PROPERTY totally settled by the receipts issued by the dependencies or negotiations that provide said services, and there were no payments of Monthly Rental or pending Maintenance Fees, or damage to the LEASED PROPERTY, THE LESSOR shall return the deposit within 10 (ten) business days following the delivery date of said receipts.

Décima Sexta. Obligado Solidario o Fianza.	SIXTEENTH. Guarantor or Deposit.

I.- Del Obligado Solidario. Fuling Plastic USA, Inc se obliga en este acto de manera solidaria al cumplimiento de todas y cada una de las obligaciones de LA ARRENDATARIA bajo este Contrato, hasta en tanto el INMUEBLE ARRENDADO sea devuelta a entera satisfacción de LA ARRENDADORA.	I.- Of Guarantor. _Fuling Plastic USA, Inc. is hereby jointly and severally liability obliged to comply with each and every one of the obligations of the LESSEE under this Agreement, until the LEASED PROPERTY is returned to the satisfaction of THE LESSOR.

I.1.-En garantía del cumplimiento de las obligaciones asumidas por LA ARRENDATARIA en el presente Contrato, sus anexos, modificaciones y demás obligaciones de la ley o de resoluciones judiciales dictadas a favor de LA ARRENDADORA, el OBLIGADO SOLIDARIO renuncia a los beneficios de orden, excusión y división a que se refieren los Artículos 2713 y 2714 del Código Civil, así como en lo que le favorezcan en su caso, lo dispuesto en los artículos 2734, 2737, 2738, 2740 y 2741 del Código Civil.	I.1.-In guarantee of the fulfillment of the obligations assumed by THE LESSEE in this Agreement, its exhibits, amendments and other obligations of the law or of judicial resolutions issued in favor of THE LESSOR, the GUARANTOR waives the benefits of order, excuse and division referred to in Articles 2713 and 2714 of the Civil Code, as well as what may favor, the provisions of articles 2734, 2737, 2738, 2740 and 2741 of the Civil Code.

I.2.- Esta Garantía será documentada, suscribiendo como OBLIGADO SOLIDARIO el presente Contrato. Esta obligación solidaria subsistirá hasta que LA ARRENDADORA haya recibido el pago de todas las obligaciones asumidas en el presente Contrato y sus anexos y/o modificaciones por LA ARRENDATARIA a su entera satisfacción, aún en los casos de prórroga sin consentimiento de EL OBLIGADO SOLIDARIO, o en los que éstos no puedan subrogarse por cualquier causa en los derechos y privilegios de LA ARRENDADORA o porque al incumplir LA ARRENDATARIA, LA ARRENDADORA no ejercite sus derechos judicialmente, o si ya iniciado el juicio deja de promover sin causa justificada por más de tres meses, aún cuando EL OBLIGADO SOLIDARIO solicite a LA ARRENDADORA que proceda judicialmente.	I.2.- This Guarantee shall be documented, subscribing this Agreement as the GUARANTOR. This joint obligation shall subsist until THE LESSOR has received the payment of all the obligations assumed in this Agreement and its exhibits and / or amendments by THE LESSEE to its satisfaction, even in the cases of extension without consent of THE GUARANTOR, or where they cannot be subrogated for any reason in the rights and privileges of the LESSOR or because in case of breach by the LESSEE, the LESSOR does not exercise their rights judicially, or if already initiated the trial fails to promote without justified cause for more than three months, even when THE GUARANTOR requests the LESSOR to proceed judicially.

I.3.-EL OBLIGADO SOLIDARIO conviene que si el presente Contrato es renovado, ampliándose el plazo del mismo en favor de LA ARRENDATARIA, en este caso EL OBLIGADO SOLIDARIO expresamente reconoce que continuará siendo válida su obligación por todo el tiempo en que LA ARRENDATARIA permanezca en uso y disfrute del INMUEBLE ARRENDADO, con o sin la autorización de LA ARRENDADORA. De igual manera no concluirá la obligación de EL OBLIGADO SOLIDARIO si LA ARRENDADORA no promueve judicialmente el cobro de las rentas adeudadas o la desocupación, pues el hecho de que LA ARRENDADORA le conceda a LA ARRENDATARIA un plazo adicional, fuere para el pago de la renta adeudada o para el pago de cualquier otra cantidad adeudada y para la desocupación del INMUEBLE ARRENDADO, no se extinguirán por este hecho las obligaciones de EL OBLIGADO SOLIDARIO.	I.3.-THE GUARANTOR agrees that if this Agreement is renewed, extending the term thereof in favor of THE LESSEE, in this case THE GUARANTOR expressly acknowledges that its obligation shall remain valid for all the time that THE LESSEE remains in use and enjoys the LEASED PROPERTY, with or without the authorization of THE LESSOR. Likewise, the obligation of THE GUARANTOR shall not be terminated if the LESSOR does not judicially promotes the collection of the owed or unoccupied rentals, since the fact that THE LESSOR grants the LESSEE an additional term, shall be for the payment of the rental owed or for the payment of any other amount owed and for the vacating of the LEASED PROPERTY, the obligations of THE GUARANTOR shall not be extinguished by this fact.

I.4.- EL OBLIGADO SOLIDARIO queda plenamente facultado y autorizado por LA ARRENDATARIA a dar cumplimiento a cualquier obligación contenida o derivada de este Contrato.	I.4.- THE GUARANTOR is duly empowered and authorized by THE LESSEE to comply with any obligation contained or derived from this Agreement.

II.- De la Fianza	II.- Of the Deposit.

II.1.- En el caso de que no se nombre a un obligado solidario, LA ARRENDATARIA deberá constituir dentro de los 10 (diez) días naturales siguientes a la celebración de este Contrato una garantía suficiente para el cumplimiento de todas y cada una de sus obligaciones bajo el presente Contrato, a juicio de LA ARRENDADORA. LA ARRENDATARIA deberá otorgar fianza suficiente que garantice el monto del presente Contrato de Arrendamiento debiendo LA ARRENDATARIA renovar dicha fianza en el supuesto de renovarse el presente instrumento y/o durante la ocupación del INMUEBLE ARRENDADO, obligándose LA ARRENDATARIA a entregar a LA ARRENDADORA copia de dicha renovación a más tardar a los diez días naturales siguientes al vencimiento de la póliza de fianza vigente.	II.1.- In the event that a Guarantor is not designated, THE LESSEE must constitute within the 10 (ten) calendar days following the execution of this Agreement a sufficient guarantee for the fulfillment of each and every one of its obligations under this Agreement, according to THE LESSOR. THE LESSEE must grant sufficient security to guarantee the amount of this Lease Agreement the LESSEE must renew said deposit in the event of renewing this instrument and / or during the occupation of the LEASED PROPERTY, obliging THE LESSEE to deliver to the LESSOR a copy of said renewal no later than ten calendar days following the expiration of the current security.

II.2.-El incumplimiento en la constitución de la Fianza en los términos señalados en la presente Cláusula generará la rescisión a discreción de LA ARRENDADORA del presente Contrato.	II.2.-The breach in the constitution of the Deposit in the terms indicated in this Clause shall generate the termination at the discretion of THE LESSOR of this Agreement.

Décima Séptima. Seguros.	SEVENTEENTH. Insurance.

LAS PARTES establecen que LA ARRENDATARIA deberá, por su propia cuenta y costo, contratar y mantener en vigor durante toda la vigencia del arrendamiento y sus prorrogas si las hubiere, una Póliza de Seguro de Responsabilidad Civil General con cualquier compañía de seguros mexicana autorizada por LA ARRENDADORA contra todo Riesgo, Fenómenos Hidrometeorológicos, Terremoto, incluyendo Carga y Descarga, Arrendatario de Inmuebles, Daños a la Contraparte del contrato y demás riesgos que puedan causar pérdida por daños a terceros, por un mínimo de $1,000,000.00 Dólares (Un Millón de Dólares) moneda de curso legal de los Estados Unidos de América por evento, y en general todos los eventos que por su acontecimiento pudieran generar consecuencias con cargo a LA ARRENDADORA o en perjuicio del INMUEBLE ARRENDADO o por cualquier otro tipo de pérdida que pudiera ser causada por algún acto de la naturaleza, de terceros o por su operación; entendiéndose que el monto mínimo de la contratación de esta póliza en cualquier caso y en todo momento durante toda la vigencia del presente Contrato será de cuando menos el 100% (Cien por ciento) del valor de reposición nuevo en Dólares -moneda de curso legal de los Estados Unidos de América- de las Obras de Adecuación, Mejoras y Adaptaciones. En el entendido que LA ARRENDADORA no será responsable de los daños y perjuicios en o los bienes de LA ARRENDATARIA o de terceras personas que se encuentren dentro del INMUEBLE ARRENDADO, ni será responsable de lesiones o daños que se causen a personas o bienes con motivo del desarrollo de las actividades comerciales o por incendio, explosión, desprendimiento de materiales, vapor, gas, electricidad, agua, lluvia, nieve o por fuga de tuberías, aparatos o instalaciones hidráulicas o sanitarias o de cualquier otra naturaleza similar, que ocurran dentro del INMUEBLE ARRENDADO, por lo que en el caso que ocurran dichos acontecimientos, LA ARRENDATARIA se obliga a sacar en paz y a salvo a LA ARRENDADORA.	THE PARTIES establish that THE LESSEE shall, at its own expense, contract and keep in force throughout the term of the lease and its extensions, if any, a General Civil Liability Insurance Policy with any Mexican insurance company authorized by THE LESSOR against All Risk, Hydrometeorological Phenomena, Earthquake, including Loading and Unloading, Tenant of Real Estate, Damages to the Contractor of the agreement and other risks that may cause loss for damages to third parties, for a minimum of $ 1,000,000.00 Dollars (One Million Dollars) legal currency of the United States of America by event, and in general all the events that by their nature could generate consequences charged to THE LESSOR or to the detriment of the LEASED PROPERTY or by any other type of loss that could be caused by some act of nature, of third parties or by its operation; meaning that the minimum amount of the contracting of this policy in any case and at all times during the entire term of this Agreement shall be at least 100% (One hundred percent) of the new replacement value in Dollars - legal currency of the United States of America- of the Works of Adequacy, Improvements and Adaptations. In the understanding that THE LESSOR shall not be liable for damages in or property of THE LESSEE or third parties who are within the LEASED PROPERTY, nor shall be liable for injuries or damages caused to persons or property due to the development of commercial activities or by fire, explosion, detachment of materials, steam, gas, electricity, water, rain, snow or by leaking pipes, appliances or hydraulic or sanitary facilities or any other similar nature, that occur within the LEASED PROPERTY, so that in the event that such events occur, THE LESSEE undertakes to hold the LESSOR harmless.

LAS PARTES acuerdan que todos los bienes propiedad de LA ARRENDADORA que se encuentren dentro del INMUEBLE ARRENDADO estarán bajo su propia responsabilidad, cuidado o riesgo de LA ARRENDATARIA, razón por la cual releva expresamente a LA ARRENDADORA de toda responsabilidad respecto de lo que les ocurra a los mismos, obligándose igualmente, a reponerlos en caso de siniestro y a colocar en el INMUEBLE ARRENDADO los extinguidores que señale la compañía de seguros o que se establezcan en las disposiciones legales aplicables y a mantenerlos en óptimas condiciones de funcionamiento. LA ARRENDATARIA será responsable de asegurar todos sus bienes tangibles ubicados en La Edificación o INMUEBLE ARRENDADO o predio arrendado así como sus pérdidas consecuenciales. LA ARRENDATARIA releva para todo efecto legal a LA ARRENDADORA de cualquier responsabilidad proveniente de siniestros y/o pérdidas de cualquier clase, tales como incendios, Fenómenos Hidrometeorológicos, Terremoto y en general todos los eventos que por su acontecimiento pudieran generar consecuencias con cargo a LA ARRENDADORA o en perjuicio de La Edificación o INMUEBLE ARRENDADO arrendado, por lo que en el caso que ocurran dichos acontecimientos, LA ARRENDATARIA se obliga a sacar en paz y a salvo a LA ARRENDADORA.	THE PARTIES agree that all property owned by THE LESSOR that is within the LEASED PROPERTY shall be under its own responsibility, care or risk of THE LESSEE, which is why it expressly relieves THE LESSOR of all responsibility regarding what happens to them, also being forced to replace them in the event of loss and to place the extinguishers indicated by the insurance company or established in the applicable legal provisions and to keep them in optimum operating conditions in the LEASED PROPERTY. THE LESSEE shall be responsible for insuring all of its tangible assets located in the CONSTRUCTION or LEASED PROPERTY or piece of land as well as its consequential losses. THE LESSEE relieves for any legal effect to the LESSOR of any responsibility arising from accidents and / or losses of any kind, such as fires, Hydrometeorological Phenomena, Earthquake and in general all the events that by their event could generate consequences charged to THE LESSOR or to the detriment of the building or leased property leased, so that in the event that such events occur, THE LESSEE is obliged to hold the LESSOR harmless.

LA ARRENDATARIA se obliga a proporcionar a LA ARRENDADORA copia certificada de la póliza de seguro de referencia, dentro de los 30 (TREINTA) días naturales posteriores a la Fecha de Entrega del INMUEBLE ARRENDADO, obligándose LA ARRENDATARIA a: i) nombrar a LA ARRENDADORA, sus Afiliadas, Cedentes y de la misma, como Asegurados Adicionales, y ii) mantener en vigor dichos seguros desde la fecha de la entrega del INMUEBLE ARRENDADO para su adecuación y durante todo el tiempo de VIGENCIA del presente contrato y hasta en tanto LA ARRENDATARIA no devuelva formalmente INMUEBLE ARRENDADO a LA ARRENDADORA.	THE LESSEE undertakes to provide THE LESSOR with a certified copy of the reference insurance policy, within 30 (THIRTY) calendar days after the Delivery Date of the LEASED PROPERTY, the LESSEE shall be obliged to: i) appoint the LESSOR, its Affiliates, Assignors, as Additional Insured, and ii) keep these insurances in force from the date of delivery of the LEASED PROPERTY for its adaptation and during the entire period of validity of this agreement and as long as the LESSEE does not formally returns the LEASED PROPERTY to the LESSOR.

Si transcurriera el término señalado en el párrafo que antecede sin que LA ARRENDATARIA hubiere contratado el seguro a que se hace referencia en esta cláusula o en caso de que la póliza no fuera renovada a tiempo, será facultativo para LA ARRENDADORA (i) dar por rescindido el presente Contrato sin necesidad de declaración judicial previa; ó (ii) contratar a su nombre el seguro antes descrito con la institución aseguradora que LA ARRENDADORA elija libremente. En este caso, LA ARRENDATARIA se obliga a rembolsar a LA ARRENDADORA, previo aviso simple que por escrito le haga LA ARRENDADORA, del importe de la prima correspondiente o cualquier cantidad que ésta hubiera erogado por este motivo más los intereses correspondientes, que serán calculados en los mismos términos y condiciones que se mencionan en la cláusula cuarta del presente Contrato.	If the term indicated in the preceding paragraph elapses without THE LESSEE having contracted the insurance referred to in this clause or in the event that the policy was not renewed on time, it shall be optional for THE LESSOR (i) terminate this Agreement without prior judicial authorization; or (ii) contract the insurance described above with the insurance company that THE LESSOR unrestrictedly chooses. In this case, THE LESSEE is obliged to reimburse THE LESSOR, with a simple written notice from THE LESSOR, the amount of the corresponding premium or any amount that the latter had paid for this reason plus the corresponding interest, which shall be calculated in the same terms and conditions that are mentioned in the fourth clause of this Agreement.

LA ARRENDATARIA en todo momento durante el desarrollo de su operación y/o actividades actuará en forma razonable y prudente y tomará todas y cada una de las medidas de control de riesgos (entendiéndose como tal, una acción que sirve para evitar y/o minimizar las pérdidas que llegara a sufrir LA ARRENDADORA y LA ARRENDATARIA) para evitar una situación de agravación de riesgo y/o de exclusión de la póliza de seguro de todo riesgo mencionada en este inciso.	THE LESSEE at all times during the development of its operation and / or activities shall act in a reasonable and cautious manner and shall take each and every one of the risk control measures (meaning that, an action that serves to avoid and/or minimize the losses incurred by THE LESSOR and THE LESSEE) to avoid a situation of risk aggravation and/or exclusion from the insurance policy of any risk mentioned in this subsection.

En caso de que existan ampliaciones y modificaciones posteriores al inicio de vigencia del presente Contrato que aumenten el valor total de reposición nuevo de las Obras de Adecuación, Mejoras y Adaptaciones, y estas ampliaciones las realice persona distinta a LA ARRENDADORA, LA ARRENDATARIA, desde la fecha de inicio de la ejecución de las Obras y hasta la fecha de terminación de las mismas, se obliga a: (i) contratar un seguro de obra civil y montaje que cubra los riesgos inherentes de la ampliación y/o modificaciones según se requiera por hasta el valor de reposición nuevo a la fecha de terminación de las Obras, (ii) así como cobertura de Responsabilidad Civil por Daños a Terceros con motivo de la ejecución de dichas Obras de Adecuación incluyendo Carga y Descarga, Arrendatario de Inmuebles, Daños a la Contraparte del contrato y demás riesgos que puedan causar pérdida por daños a terceros, con una suma asegurada suficiente para cubrir los daños y perjuicios que se lleguen a causar a Terceros, de por lo menos de $500,000.00 dólares (Quinientos Mil Dólares), con compañías de seguros mexicanas aceptables para la Arrendataria; iii) La póliza de dicho seguro deberá ser entregada a LA ARRENDADORA antes de que se inicien los trabajos de las Obras y (iv) Obtener de su aseguradora de Todo Riesgo el aumento de suma asegurada según se requiera una vez terminadas las nuevas Obras de Adecuación, Mejoras y Adaptaciones.	If there are subsequent extensions and amendments to the effective date of this Agreement that increase the total value of new replacement of the Works of Adaptation, Improvements and Adaptations, and these extensions are made by a person other than THE LESSOR, THE LESSEE, from the date of commencement of the execution of the Works and until the date of completion thereof, is obliged to: (i) contract a civil and assembly work insurance covering the risks inherent in the extension and / or amendments as required for as much as the value of the new replacement to the date of completion of the Works, (ii) as well as coverage of Civil Liability for Third Party Damages due to the execution of said Works of Adaptation including Loading and Unloading, Leased Properties, Damages to the Opposing Party of the agreement and other risks that may cause loss due to damages to third parties, with a sufficient sum insured to cover the damages and losses caused by the they are liable to cause Third Party, of at least $ 500,000.00 dollars (five hundred thousand dollars) with Mexican insurance companies acceptable to the Lessee; iii) The policy of said insurance must be delivered to THE LESSOR before the works of the Construction begin and (iv) Obtain from the All Risk insurer the increase of insured sum as required once the new Works of Adequacy, Improvements and Adaptations are finished.

La póliza de seguro de Responsabilidad Civil (i) se deberá contratar de conformidad con la práctica estándar de la industria de LA ARRENDATARIA y no deberá contener ninguna disposición para cantidades auto-asegurables, en el entendido que dicho seguro puede estar sujeto a un deducible o franquicia de $10,000.00 Dólares (Diez Mil Dólares), moneda de curso legal en los Estados Unidos de América o su equivalente en Moneda Nacional Mexicana, (ii) deberá estipular que LA ARRENDADORA en su caso, será de primera prioridad de indemnización de la póliza de seguro por la existencia de la cobertura de Arrendatario de Inmuebles (iii) deberá estipular que bajo la cobertura de Responsabilidad Civil de arrendatario de inmuebles, la indemnización será realizada a Valor de Reposición Nuevo y (iv) dicha póliza de seguro deberá ser satisfactoria para LA ARRENDADORA en todos sus aspectos.	The Civil Liability insurance policy (i) shall be contracted in accordance with the industry standard practice of THE LESSEE and shall not contain any provision for self-insuring amounts, provided that said insurance may be subject to a deductible or franchise of $10,000.00 Dollars (Ten Thousand Dollars), legal currency in the United States of America or its equivalent in Mexican National Currency, (ii) must stipulate that THE LESSOR, as the case may be, shall be the first priority of indemnity of the policy of insurance for the existence of the coverage of the Lessee of properties (iii) must stipulate that under the coverage of Civil Liability of the lessee, the compensation shall be made at the New Replacement Value and (iv) said insurance policy must be satisfactory for THE LESSOR in all its aspects.

En caso de que La Edificación o INMUEBLE ARRENDADO fuese total o parcialmente destruido por cualquier siniestro, LAS PARTES se obligan a reinvertir en la reconstrucción o reparación de La edificación o INMUEBLE ARRENDADO el importe de la indemnización obtenido de las Compañías Aseguradoras correspondientes así como las cantidades que resulten necesarias para dejar en perfecto funcionamiento La Edificación o INMUEBLE ARRENDADO. Así mismo LA ARRENDATARIA se compromete a reponer sus equipos, mercancías y maquinaria afectados que no estuviesen asegurados.	In the event that the CONSTRUCTION or LEASED PROPERTY was totally or partially destroyed by any loss, THE PARTIES are obliged to reinvest in the reconstruction or repair of the CONSTRUCTION or LEASED PROPERTY the amount of compensation obtained from the corresponding Insurance Companies as well as the amounts that are necessary to leave CONSTRUCTION or LEASED PROPERTY in perfect operation. Likewise, THE LESSEE undertakes to replace its affected equipment, merchandise and machinery that were not insured.

A requerimiento de LA ARRENDADORA, el importe asegurado bajo la presente póliza de seguro de Responsabilidad Civil podrá en cualquier momento ser aumentado a quedar en el monto de deducible o franquicia de la póliza de seguro de Responsabilidad Civil del que se menciona a continuación.	At the request of THE LESSOR, the amount insured under this Civil Liability insurance policy may at any time be increased to be in the deductible or franchise amount of the Civil Liability insurance policy of mentioned below.

LA ARRENDADORA y LA ARRENDATARIA convienen en que LA ARRENDATARIA se obliga a contratar, un Seguro de Responsabilidad Civil General con una compañía de seguros mexicana de reconocido prestigio a nombre de LA ARRENDADORA que cubra lesiones corporales o fallecimiento o daños a terceros en sus bienes, incluyendo Actividades e Inmuebles, Carga y Descarga, Cruzada, Daños a la Contraparte del Contrato y Cruzada por Vecinaje por US $1,000,000.00 Dólares (Un Millon de Dólares) moneda de curso legal en los Estados Unidos de América	THE LESSOR and THE LESSEE agree that THE LESSEE is obliged to contract, a General Civil Liability Insurance with a Mexican insurance company of recognized prestige in the name of THE LESSOR that covers bodily injury or death or damage to third parties in its assets, including Activities and Properties, Loading and Unloading, Crusade, Damage to the Opposing Party of the Agreement and Crossing by Neighboring for US $ 1,000,000.00 Dollars (One Million Dollars) legal currency in the United States of America

La contratación de esta póliza de seguro no limita ni libera de responsabilidad a LA ARRENDATARIA en caso de la ocurrencia de un siniestro cuyo monto sea mayor a la Suma Asegurada contratada o que dicho siniestro no esté cubierto.	The hiring of this insurance policy does not limit or release liability to the LESSEE in case of the occurrence of a loss whose amount is greater than the Insured Sum contracted or that said loss is not covered.

Por virtud de las obligaciones a que se refiere esta cláusula, LA ARRENDATARIA releva para todo efecto legal a LA ARRENDADORA de cualquier responsabilidad civil proveniente de siniestros de cualquier clase, tales como incendios, inundaciones, terremotos, huracanes, entendiéndose dicha enumeración en forma enunciativa y no limitativa, por lo que en el caso que sucedan dichos acontecimientos, LA ARRENDATARIA se obliga a sacar en paz y a salvo a LA ARRENDADORA de todos ellos.	By virtue of the obligations referred to in this clause, THE LESSEE relieves THE LESSOR for any legal effect of any civil liability arising from incidents of any kind, such as fires, floods, earthquakes, hurricanes, said enumeration being understood not limiting, so that in the event that such events occur, THE LESSEE undertakes to hold THE LESSOR harmless.

Todas las pólizas de seguros deberán estipular que la aseguradora no podrá cancelar o realizar cambios materiales a los términos y condiciones de dichas pólizas de seguros sin aviso previo y por escrito a LA ARRENDADORA y a LA ARRENDATARIA con al menos treinta (30) días de anticipación, incluyendo la cancelación debido a la falta de pago de la prima. Asimismo, todas las pólizas de seguros contratadas de conformidad con esta cláusula y cualesquier pólizas contratadas en sustitución o reemplazo de cualquiera de aquellas pólizas, y cualesquier otra póliza de seguro que la Arrendataria tenga contratada, deberán:	All insurance policies must stipulate that the insurer may not cancel or make material changes to the terms and conditions of said insurance policies without prior notice in writing to THE LESSOR and THE LESSEE at least thirty (30) days in advance, including cancellation due to non-payment of the premium. Likewise, all insurance policies contracted in accordance with this clause and any policies contracted to replace any of those policies, and any other insurance policy that the Lessee has contracted, shall:

a) Nombrar a LA ARRENDADORA, sus Afiliadas, Cedentes y Cesionarios y los respectivos Directores, Funcionarios y Empleados de la misma, como Asegurados Adicionales (“los Asegurados Adicionales”),	a) Appoint THE LESSOR, its Affiliates, Assignors and Assignees and the respective Directors, Officers and Employees of the same, as Additional Insured (“Additional Insured”),

b) Estipular que, con respecto a los intereses de los Asegurados Adicionales, dichas pólizas de seguro deberán asegurar a los Asegurados Adicionales, independientemente de cualquier incumplimiento o violación por parte de LA ARRENDADORA o de LA ARRENDATARIO de cualquier garantía, declaración, o condiciones que figuren en dichas pólizas de seguros,	b) Stipulate that, with respect to the interests of the Additional Insured, said insurance policies shall insure the Additional Insured, independently of any breach or violation of THE LESSOR or THE LESSEE of any guarantee, statement or conditions that appear in these insurance policies,

c) Estipular que los Asegurados Adicionales no tendrán responsabilidad alguna por cualesquier primas, determinaciones, garantías o representaciones con dichos seguros.	c) Stipulate that the Additional Insured shall not have any liability for any premiums, determinations, guarantees or representations with said insurances.

d) Ser principales sin derecho de contribución de cualquier otro seguro contratado por los Asegurados Adicionales.	d) Be primary without the right to contribute for any other insurance contracted by the Additional Insured.

e) Estipular expresamente que todas sus disposiciones, excepto por los Límites de responsabilidad, operarán en la misma manera a que si existiera una póliza de seguro separada que cubriere a cada asegurado, y contener una renuncia a disposiciones de subrogación en contra de LA ARRENDADORA, sus afiliadas, Cedentes y Cesionarios y los respectivos Directores, funcionarios y empleados de la misma.	e) Expressly stipulate that all its provisions, except for the Limits of Liability, shall operate in the same manner as if there were a separate insurance policy covering each insured, and contain a waiver of provisions of subrogation against THE LESSOR, its affiliates, Assignors and Assignees and the respective Directors, officers and employees thereof.

Décima Octava. Protección de Datos Personales.	EIGHTEENTH. Personal Data Protection.

Ambas están conscientes de que los datos personales que LA ARRENDADORA recabe de manera previa y para la celebración del presente Contrato, están protegidos por la Ley Federal de Protección de Datos Personales en Posesión de Particulares y que dentro de los datos se encuentran datos sensibles.	Both are aware that the personal data that THE LESSOR collects in advance and for the celebration of this Agreement, are protected by the Federal Law of Protection of Personal Data Held by Private Parties and that sensitive data are included in the data.

LA ARRENDATARIA manifiesta que conoce el formato de AVISO DE PRIVACIDAD proporcionado por LA ARRENDADORA, a fin de dar cumplimiento en los términos de este; consecuentemente, ambas partes se comprometen a utilizar los datos recabados únicamente para los fines que se mencionan en el aviso de privacidad, comprometiéndose a cumplir con las obligaciones que de su parte se desprendan de dicho documento.	THE LESSEE states that is aware of the format of PRIVACY NOTICE provided by THE LESSOR, in order to comply with its terms; consequently, both parties undertake to use the data collected only for the purposes mentioned in the privacy notice, committing to comply with the obligations arising from said document.

Así mismo ambas partes reconocen que la información obtenida, tiene el carácter de confidencial frente a terceros y dentro de lo que corresponda para LAS PARTES, aplicables para todos los efectos legales a que haya lugar y por ende son sujetos al más estricto secreto profesional, incluso una vez que se dé por terminada la relación contractual que se origina del presente documento.	Likewise, both parties acknowledge that the information obtained is confidential before third parties and, as appropriate, for THE PARTIES, applicable for all legal purposes that may arise and are therefore subject to the strictest professional secrecy, including once the contractual relationship originating from this document is terminated.

Consecuentemente LA ARRENDADORA únicamente utilizará los datos personales que se recaben única y exclusivamente para el cumplimiento del objeto del presente Contrato.	Consequently, the LESSOR shall only use the personal data that is collected solely and exclusively for the fulfillment of the object of this Agreement.

De igual manera LA ARRENDATARIA se compromete a no transferir dato alguno de los que tuviera conocimiento de LA ARRENDADORA y/o sus representantes legales a persona moral o física alguna, so pena de responder por las responsabilidades civiles, administrativas, penales o de cualquier otra naturaleza que se pudiera suscitar por su incumplimiento, así como a indemnizar a LA ARRENDADORA o a cualquier tercero por cualquier sanción, daños o perjuicios que se le pudieran ocasionar por la inobservancia e incumplimiento por parte de LA ARRENDATARIA de sus obligaciones al respecto.	Likewise, the LESSEE undertakes not to transfer any information of any knowledge of THE LESSOR and / or its legal representatives to any natural person or legal entity, under penalty of liability for civil, administrative, criminal or any other nature that could be caused by its non-compliance, as well as to compensate THE LESSOR or any third party for any sanction or damages that may be caused by the breach and non-compliance of obligations by THE LESSEE in this regard.

Por su parte LA ARRENDATARIA manifiesta su conocimiento y acuerdo de que LA ARRENDADORA podrá conservar sin responsabilidad alguna, una base de datos con la información recabada para efectos del presente Contrato y sin fines de divulgación.	On this behalf, the LESSEE expresses its knowledge and agreement that THE LESSOR may conserve, without liability, a database with the information collected for the purposes of this Agreement and non-disclosure purposes.

Para efecto de proteger la información que sea recabada del titular, ambas partes se obligan operar y manejar la información con medidas de seguridad administrativas, técnicas y físicas que protejan los daños recabados contra daño, pérdida, alteración, destrucción o el uso, acceso o tratamiento no autorizado y en general, a velar por el cumplimiento de la normatividad aplicable en materia de protección de datos personales.	In order to protect the information that is collected from the owner, both parties are obliged to operate and manage the information with administrative, technical and physical security measures that protect the damage collected against damage, loss, alteration, destruction or use, access or treatment not authorized and in general, to ensure compliance with the applicable regulations on the protection of personal data.

Del mismo modo, LAS PARTES se obligan a notificar de manera inmediata las vulneraciones de seguridad ocurridas en cualquier fase del tratamiento que afecten de forma significativa los derechos patrimoniales o morales de los titulares, para efecto de estar en posibilidad de informar al titular, a fin de que este último pueda tomar las medidas correspondientes a la defensa de sus derechos, so pena de responder por las responsabilidades de cualquier naturaleza que se pudieran generar con motivo de su incumplimiento. Se entiende por vulneración de seguridad cualquier incidente que implique el acceso o la divulgación no autorizada de la información.	Likewise, THE PARTIES are obliged to immediately notify about the security infringements occurred in any phase of the treatment that significantly affect the economic or moral rights of the holders, in order to be able to inform the owner, in order that the latter may take the corresponding measures to defend their rights, under penalty of responding for responsibilities of any nature that may arise due to non-compliance. Security infringement is understood as any incident that implies unauthorized access or disclosure of the information.

Décima Novena. Privación del Uso del INMUEBLE ARRENDADO.	NINETEENTH. Deprivation of the use of LEASED PROPERTY.

a). LA ARRENDATARIA en este acto renuncia a los beneficios del artículo 2339 del Código Civil, por lo cual en caso que durante la vigencia de este Contrato se llegare a efectuar la ampliación de la calle donde se encontrare INMUEBLE ARRENDADO, se obliga a pagar íntegramente la Renta Mensual sin reducción alguna, no obstante cualquier notificación gubernamental sobre la referida ampliación.	a) THE LESSEE in this act waives the benefits of Article 2339 of the Civil Code, so that in the event that during the term of this Agreement a street extension where the LEASED PROPERTY is made, it is obliged to pay in full the Monthly Rental without any reduction, notwithstanding any governmental notification regarding said extension.

b). LA ARRENDATARIA acepta que en caso que cualquier autoridad expropie el INMUEBLE ARRENDADO, por causa de utilidad pública operará la terminación automática del presente Contrato, por lo cual LA ARRENDATARIA en este acto renuncia a los beneficios del artículo 2304 del Código Civil, obligándose a desocupar y entregar el INMUEBLE ARRENDADO a LA ARRENDADORA, inmediatamente ante su requerimiento.	b) THE LESSEE accepts that in the event that any authority expropriates the LEASED PROPERTY, for the cause of public utility the automatic termination of this Agreement shall operate, for which THE LESSEE in this act waives the benefits of Article 2304 of the Civil Code, obliging to vacate and deliver the LEASED PROPERTY to the LESSOR, immediately upon request.

c). En caso de privación, despojo, perturbación, huelga o cualquier otro acto de terceros que afecte el uso o goce del INMUEBLE ARRENDADO o la posesión del mismo, por actos imputables o relacionados con LA ARRENDATARIA, éste tendrá la obligación de realizar las acciones que correspondan para continuar con el uso del INMUEBLE ARRENDADO o defender el uso o goce del mismo; sin perjuicio del pago de daños y perjuicios en favor de LA ARRENDADORA. En tal caso, continuará la obligación de LA ARRENDATARIA del pago puntual de la Renta Mensual y las cuotas de mantenimiento.	c) In case of deprivation, dispossession, disturbance, strike or any other act of third parties that affects the use or enjoyment of the LEASED PROPERTY or the possession thereof, for acts attributable to or related to THE LESSEE, the latter shall be obliged to perform the actions that correspond to continue with the use of the LEASED PROPERTY or defend the use or enjoyment thereof; without prejudice to the payment of damages in favor of THE LESSOR. In this case, the LESSEE shall continue to pay the monthly payment and the maintenance fees.

Vigésima. Garantías e Indemnizaciones	TWENTIETH. Warranties and Indemnification

EL ARRENDADOR representa y garantiza que:	THE LESSOR represents and warrants that:

(i) Está debidamente organizada y en buen estado conforme a las leyes de la jurisdicción de su organización y tiene plena capacidad y derecho para hacer y cumplir este Contrato, y se ha obtenido toda la autoridad necesaria;	(i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Agreement, and all necessary authority has been obtained;

(ii) La realización y el cumplimiento de este Contrato no infringen ni infringirán las disposiciones de ninguna ley, reglamento u orden aplicables, y no dan lugar ni violarán, o constituirán un incumplimiento conforme a, cualquier acuerdo material, instrumento o documento en el que es parte o por el cual él o cualquiera de sus bienes pueden estar vinculados o afectados;	(ii) the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default under, any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(iii) Todos los consentimientos, aprobaciones, licencias y autorizaciones, y las presentaciones y registros ante, cualquier autoridad gubernamental requerida según las leyes y regulaciones aplicables para la realización y el cumplimiento de este Contrato se han obtenido o realizado y están en pleno vigor y efecto;	(iii) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement have been obtained or made and are in full force and effect;

(iv) específicamente, posee o cuenta con la aprobación adecuada del propietario para arrendar la PROPIEDAD ARRENDADA y ha obtenido la licencia de construcción correspondiente;	(iv) specifically, it owns or has proper approval from owner to lease the LEASED PROPERTY and has obtained the relevant construction license; and

(v) Que la PROPIEDAD ARRENDADA no tiene ningún problema de contaminación o medio ambiente existente que viole la ley ambiental de la (s) jurisdicción (es) aplicable (s) o hace que la PROPIEDAD ARRENDADA sea susceptible de futuras violaciones ambientales.	(v) that the LEASED PROPERTY does not have any existing pollution or environmental issue that violates the environmental law of the applicable jurisdiction(s) or makes the LEASED PROPERTY susceptible to future environmental violations.

(vi) Específicamente que el diseño y la construcción de la PROPIEDAD ARRENDADA se ajustan estrictamente a las Normas del Parque.	(vi) specifically, the design and construction of the LEASED PROPERTY is in strict compliance with the Park Regulations.

LA ARRENDADORA indemnizará A EL ARRENDATARIO y eximirá de toda pérdida o gasto que el ARRENDATARIO pueda sostener o incurrir (incluidos los honorarios de los abogados) como consecuencia directa de la infracción de LA ARRENDADORA de las declaraciones y garantías estipuladas en el párrafo anterior.	THE LESSOR shall indemnify THE LESSEE and hold THE LESSEE harmless from any loss or expense that THE LESSEE may sustain or incur (including attorneys’ fees) as a direct consequence of THE LESSOR’s breach of the representations and warranties made in the previous paragraph.

Vigésima Primera. Terminación del Contrato.	TWENTY-FIRST. Termination of Agreement

El presente Contrato terminará su vigencia por cualquiera de las siguientes causas:	This Agreement shall end its validity for any of the following causes:

i) Mediante acuerdo por escrito de LAS PARTES;	i) By written agreement of THE PARTIES;

ii) Automáticamente por la expiración de su vigencia o de su prórroga, en su caso;	ii) Automatically by the expiration of its validity or of its extension, as the case may be;

iii) Automáticamente ante la disolución, liquidación, quiebra o insolvencia de LA ARRENDATARIA;	iii) Automatically before the dissolution, liquidation, bankruptcy or insolvency of THE LESSEE;

iv) Automáticamente ante un Cambio de Control de LA ARRENDATARIA. Para efectos de este Contrato un “Cambio de Control” significa una transmisión, fusión, consolidación, venta, amortización o emisión, directa o indirecta, de acciones, partes sociales, derechos de beneficiario o derechos de propiedad que tengan como objeto o resultado un cambio en la posibilidad, directa o indirectamente, de nombrar y remover a la mayoría del órgano de administración de LA ARRENDATARIA; y	iv) Automatically before a Change Control of the LESSEE. For purposes of this Agreement, a "Control Change" means a direct or indirect transfer, merger, consolidation, sale, amortization or issue of shares, social shares, beneficiary rights or property rights that have as their object or result a change. in the possibility, directly or indirectly, of appointing and removing the majority of the administration body of THE LESSEE; and

En caso que se haya actualizado alguna de las causas de terminación del presente Contrato antes mencionadas y LA ARRENDATARIA siga de hecho ocupando INMUEBLE ARRENDADO, se considerará que lo realiza con expresa oposición de LA ARRENDADORA, en cuyo caso LA ARRENDATARIA pagará a LA ARRENDADORA una pena convencional equivalente al 200% (doscientos por ciento) de la Renta Mensual por cada mes o fracción de mes que continúe en esa ocupación del INMUEBLE ARRENDADO.	In case any of the causes of termination of this Agreement mentioned above have been updated and THE LESSEE continues to occupy the LEASED PROPERTY, it shall be considered that it is done with express opposition from THE LESSOR, in which case THE LESSEE shall pay THE LESSOR a conventional penalty equivalent to 200% (two hundred percent) of the Monthly Rental for each month or fraction of the month that continues in that occupation of the LEASED PROPERTY.

En cualquier caso de terminación de este Contrato, LA ARRENDATARIA se obliga a desocupar INMUEBLE ARRENDADO y a retirar, a su costa, todos aquellos muebles, accesorios y demás instalaciones de su propiedad que se encuentren dentro del mismo, debiendo entregar INMUEBLE ARRENDADO en óptimas condiciones para su uso inmediato y, con las adecuaciones y Mejoras si así lo requiriese LA ARRENDADORA.	In any case of termination of this Agreement, THE LESSEE undertakes to vacate the LEASED PROPERTY and to remove, at its own expense, all furniture, accessories and other facilities of its property that are within it, and must deliver the LEASED PROPERTY in optimal conditions for its immediate use and, with the adjustments and improvements if so required by the LESSOR.

No obstante lo anterior, LAS PARTES están de acuerdo que en el caso que una vez terminado este Contrato, LA ARRENDADORA, mediante inspección que realice en el INMUEBLE ARRENDADO a través de fedatario público, descubra que en el INMUEBLE ARRENDADO ya no se encuentra personal de LA ARRENDATARIA en uso del mismo, LA ARRENDADORA tendrá el derecho de tomar posesión inmediata del INMUEBLE ARRENDADO, mediante la apertura de cerraduras y la desocupación de los muebles y accesorios que ahí se encuentren o mediante cualquier otra acción tendiente a la toma de posesión del INMUEBLE ARRENDADO, considerándose como una entrega voluntaria del INMUEBLE ARRENDADO por LA ARRENDATARIA para todos los efectos legales.	Notwithstanding the above, THE PARTIES agree that once this Agreement is completed, THE LESSOR, through inspection carried out in the LEASED PROPERTY through notary public, discovers that in the LESSEE’s staff is no longer in use of the LEASED PROPERTY, THE LESSOR shall have the right to take immediate possession of the LEASED PROPERTY, by opening locks and vacating the furniture and accessories found there or through any other action tending to take possession of the LEASED PROPERTY, considered as a voluntary delivery of the LEASED PROPERTY by THE LESSEE for all legal purposes.

En cualesquiera de los casos a que se refiere esta Cláusula, LA ARRENDADORA además de dar por terminado anticipadamente el presente Contrato, tendrá el derecho de exigir la inmediata desocupación y entrega del INMUEBLE ARRENDADO y ejercer las acciones correspondientes ante los Tribunales, reclamando las rentas mensuales vencidas, si las hubiera y las que, se sigan venciendo por toda la vigencia del contrato, así como el pago de daños y perjuicios.	In any of the cases referred to in this Clause, THE LESSOR in addition to terminate this Agreement in advance, shall have the right to demand the immediate vacating and delivery of the LEASED PROPERTY and exercise the corresponding actions before the Courts, claiming the monthly rentals expired, if any, and those that are still due for the entire term of the agreement, as well as the payment of damages.

En caso de que LA ARRENDATARIA solicite la terminación anticipada o se rescinda el presente Contrato por cualquier Caso Incumplimiento de LA ARRENDATARIA, LA ARRENDATARIA deberá pagar a LA ARRENDADORA el resto de la Renta Mensual no pagadas por el periodo forzoso del presente Contrato, o bien continuar con el pago de la renta mensual hasta que LA PROPIEDAD ARRENDADA, sea arrendada por otro arrendatario. LA ARRENDATARIA podrá coadyuvar para identificar un arrendatario sustituto debiendo en todo momento el inquilino ser aceptable por LA ARRENDADORA	In the event that THE LESSEE requests the early termination or terminates this Agreement for any Event of Default of THE LESSEE, THE LESSEE must pay the total of the missing rents or shall continue to pay Monthly Rents to THE LESSOR until the LEASED PROPERTY is leased to another lessee. THE LESSEE may help to identify a substitute lessee, at all times the tenant must be acceptable to THE LESSOR.

Vigésima Segunda. Recisión del Contrato.	TWENTY-SECOND. Anticipated Termination.

Además de cualquiera otra situación establecida en la ley o especificada en el presente Contrato como caso de incumplimiento, en casos de que ocurra uno o más de los siguientes supuestos casos durante la vigencia del presente Contrato, constituirá un caso de incumplimiento (un “Caso de Incumplimiento”) por parte de LA ARRENDATARIA:	In addition to any other situation established in the law or specified in this Agreement as an evet of default, in cases where one or more of the following alleged cases occurs during the term of this Agreement, it shall constitute a case of non-compliance (a "Event of Default ") by THE LESSEE:

1.Por falta de pago de una o más mensualidades de la Renta Mensual o cuotas de mantenimiento, en la forma y plazos pactados en este Contrato;	1. For lack of payment of one or more monthly installments of the Monthly Rental or maintenance fees, in the manner and terms agreed in this Agreement;

2. Por dar al INMUEBLE ARRENDADO un uso distinto al pactado en este Contrato;	2. To provide the LEASED PROPERTY a different use from the one agreed in this Agreement;

3. Por incumplimiento al Reglamento del Parque Industrial Interpuerto Monterrey;	3. For non-compliance with the Regulations of the Interpuerto Monterrey Industrial Park;

4. Si LA ARRENDATARIA no conserva el INMUEBLE ARRENDADO en buenas condiciones de mantenimiento y conservación con recursos propios, en términos de la cláusula Sexta.	4. If THE LESSEE does not keep the LEASED PROPERTY in good conditions of maintenance and conservation with its own resources, in terms of the Sixth clause.

5. Si LA ARRENDATARIA variare la forma del INMUEBLE ARRENDADO, sin autorización por escrito de LA ARRENDADORA;	5. If THE LESSEE changes the form of the LEASED PROPERTY, without written authorization from THE LESSOR;

6. Si INMUEBLE ARRENDADO es objeto de perturbación o cualquier otro acto de terceros que afecte el uso o goce del mismo, la posesión del mismo o bien la propiedad, por error, omisión, negligencia o culpa de LA ARRENDATARIA;	6. If the LEASED PROPERTY is subject to disturbance or any other act of third parties that affects the use or enjoyment thereof, the possession of it or the property, by mistake, omission, negligence or fault of THE LESSEE;

7. Si LA ARRENDATARIA subarrienda, cede, traspasa o negocia en cualquier forma con terceros los derechos que ampara este Contrato, sin el previo consentimiento por escrito de LA ARRENDADORA;	7. If THE LESSEE sub-stores, transfers, transfers or negotiates in any way with third parties the rights protected by this Agreement, without the prior written consent of THE LESSOR;

8. Si el INMUEBLE ARRENDADO permanece cerrado o no es operado de manera continua en un periodo consecutivo o no igual o mayor a diez días naturales en un período de sesenta días naturales, por actos u omisiones imputables o no a LA ARRENDATARIA.	8. if the LEASED PROPERTY remains closed or is not operated continuously in a consecutive period or not equal to or greater than ten calendar days in a period of sixty calendar days, for acts or omissions attributable or not to THE LESSEE.

9. En caso de incumplimiento a cualesquiera otra de sus obligaciones contraídas por el presente Contrato, el Reglamento del Parque Industrial Interpuerto Monterrey o cualquier directriz de uso emitida por el órgano de administración de Parque Industrial Interpuerto Monterrey.	9. In case of non-compliance with any other of its obligations contracted by this Agreement, the Regulations of the Interpuerto Monterrey Industrial Park or any guideline of use issued by the management body of Parque Industrial Interpuerto Monterrey.

De actualizarse cualquier Caso de Incumplimiento de los antes mencionados, LA ARRENDADORA le notificará dicho incumplimiento a LA ARRENDATARIA para que ésta dentro de un plazo de 15 (quince) días naturales subsane dicho Caso de Incumplimiento, ahora bien de no haberse subsanado el Caso de Incumplimiento en el plazo asignado, LA ARRENDADORA notificará a LA ARRENDATARIA el rescisión del Contrato señalando una fecha para el desalojo del INMUEBLE ARRENDADO y posterior entrega de la posesión material y jurídica, lo cual no ocurrirá en un plazo menor a 5 días posteriores a que haya sido notificada la recisión. La parte que no ha incurrido en incumplimiento podrá hacer valer los recursos a que tiene derecho en los términos de las Leyes, incluyendo de manera enunciativa, más no limitativa, el derecho de exigir el cumplimiento forzoso y de demandar el pago de daños y perjuicios.	If any Event of Default of the aforementioned is updated, THE LESSOR shall notify said infringement to the LESSEE so that within a period of 15 (fifteen) calendar days it shall remedy the Event of Default, now that the Event of Default has not been corrected. Within the allotted time, THE LESSOR shall notify THE LESSEE of the termination of the Agreement, stating a date for the eviction of the LEASED PROPERTY and subsequent delivery of the material and legal possession, which shall not occur within a period of less than 5 days after it has been notified the rescission. The party that has not breached may enforce the resources to which it is entitled under the terms of the laws, including, but not limited to, the right to demand enforcement and to demand the payment of damages.

Además, la parte que no incurra en incumplimiento tendrá el derecho de rescindir el presente Contrato ante la existencia de un Caso de Incumplimiento, sin necesidad de intervención y/o declaratoria judicial previa, por lo que LAS PARTES especifican que este acuerdo es un Pacto Comisorio Expreso y/o Cláusula Resolutoria en materia de arrendamiento de bienes inmuebles en los términos dispuestos por el Código Civil para el Estado de Nuevo León, así como por la demás legislación aplicable. En tal caso, y no obstante la rescisión que pueda tener lugar, la parte que rescinda el presente Contrato conservará y no renuncia al derecho de iniciar cualquier acción que pudiera corresponderle derivado de dicho incumplimiento en contra de la parte que ha incumplido.	In addition, the non-defaulting party shall have the right to terminate this Agreement in the Event of a Default, without the need for intervention and / or prior judicial declaration, so THE PARTIES specify that this agreement is an Express Commitment Pact and / or Cancellation Clause in the matter of the lease of real estate in the terms established by the Civil Code for the State of Nuevo León, as well as by the other applicable legislation. In such case, and notwithstanding the termination that may take place, the party that terminates this Agreement shall retain and not waive the right to initiate any action that may correspond derived from said breach against the party that has breached.

En caso que el presente Contrato sea rescindido por Caso de Incumplimiento de LA ARRENDATARIA, entonces LA ARRENDATARIA deberá pagar a LA ARRENDADORA el importe equivalente al 200% (doscientos por ciento) de la Renta Mensual por devengarse a partir de la fecha del Caso de Incumplimiento y hasta la fecha de terminación como si estas se hubiesen devengado, a manera de pena convencional. Igualmente, una vez notificada el aviso de rescisión del Arrendamiento en términos de lo dispuesto por el artículo 2384 BIS II, del Código Civil de Nuevo León, se procederá al desalojo del INMUEBLE ARRENDADO y posterior entrega de la posesión material y jurídica.	In the event that this Agreement is terminated for Event of Default by the LESSEE, then THE LESSEE must pay THE LESSOR the amount equivalent to 200% (two hundred percent) of the Monthly Rental to be accrued as of the date of the Event of Default and until the termination date as if they had accrued, as a conventional penalty. Likewise, once notified the termination notice of the Lease in terms of the provisions of article 2384 BIS II, of the Civil Code of Nuevo León, the eviction of the LEASED PROPERTY shall be carried out and subsequent delivery of the material and legal possession.

Vigésima Tercera. Fuerza Mayor o Caso Fortuito.	TWENTY-THIRD. Force majeure or fortuitous event.

LA ARRENDATARIA se obliga a cumplir íntegramente con las obligaciones que contrae por este Contrato, aún en caso fortuito o de fuerza mayor y acepta su responsabilidad, de acuerdo con el artículo 2005 del Código Civil, renunciando en lo que le favorezcan los artículos 2325 y 2326 del propio Código Civil.	THE LESSEE undertakes to fully comply with the obligations contracted by this Agreement, even in case of fortuitous event or force majeure and accepts its liability, in accordance with article 2005 of the Civil Code, waiving in favor of articles 2325 and 2326 of the Civil Code itself.

Vigésima Cuarta. Cesión.	TWENTY-FOURTH. Assignment.

a). LA ARRENDADORA podrá ceder en cualquier tiempo, total o parcialmente, sus derechos y/u obligaciones derivados de este Contrato sin el consentimiento de LA ARRENDATARIA, pudiendo notificárselo a ésta, solo para efectos de identificarle el lugar donde realizará los pagos de la Renta Mensual.	a) THE LESSOR may assign at any time, totally or partially, its rights and / or obligations derived from this Agreement without the consent of THE LESSEE, being able to notify it, only for the purpose of identifying the place where it shall make the payments of the Monthly Rental.

b) LA ARRENDATARIA podrá ceder en cualquier momento total o parcialmente sus derechos y/o obligaciones derivadas de este Contrato con el previo consentimiento de LA ARRENDADORA.	b) THE LESSEE may assign at any time, totally or partially, its rights and / or obligations derived from this Agreement with the consent of THE LESSOR.

c). LA ARRENDATARIA podrá subarrendar la PROPIEDAD ARRENDADA si LA ARRENDATARIA quiere desalojar la PROPIEDAD ARRENDADA antes de que finalice el contrato de cuatro años o cualquier período de extensión de la misma, siempre y cuando cuente con el consentimiento previo y por escrito de LA ARRENDADORA. LA ARRENDADATARIA se asegurará de que dicho subarrendamiento cumpla con las Regulaciones del Parque o, como alternativa, sea responsable de obtener toda la aprobación necesaria de Interpuerto para dicho subarriendo de conformidad con el Artículo IX.1 u otras disposiciones pertinentes de las Regulaciones del Parque.	c) THE LESSEE may sublet the LEASED PROPERTY if THE LESSEE wants to vacate the LEASED PROPERTY prior to the end of the four-year lease or any extension period thereof long as it obtains with the prior written consent of THE LESSOR. The LESSEE shall ensure that such subleasing is in compliance with the Park Regulations or alternatively be responsible for obtaining all necessary approval from Interpuerto for such subleasing in accordance with Article IX.1 or other relevant provisions of the Park Regulations.

Vigésima Quinta. Responsabilidad Laboral.	TWENTY FIFTH. Labor Liability

LA ARRENDATARIA conforme a las leyes y reglamentos mexicanos aplicables será responsable sin limitación, de las obligaciones legales, si las hubiere, para con todo el personal empleado por LA ARRENDATARIA en la edificación de las mejoras, así como en la operación de objetos ajenos a instalar en el INMUEBLE ARRENDADO, ya sea sindicalizado o no, temporal o de otra índole (incluyendo cualesquiera subcontratistas), y el pago o cuotas al Instituto Mexicano del Seguro Social, el Sistema de Ahorro para el Retiro (SAR), INFONAVIT o cualesquiera otros impuestos, cuotas o derechos aplicables. Por lo anterior LA ARRENDATARIA reconoce y acepta que cuenta con los elementos propios a que se refieren los artículos 13 y 15 de la ley Federal del Trabajo, siendo en consecuencia único patrón de todas y cada una de las personas que trabajen para ella, liberando a LA ARRENDADORA de cualquier responsabilidad laboral, tales como IMSS, INFONAVIT, salarios, SAR, indemnizaciones e impuestos y cualquier otra responsabilidad. En consecuencia LA ARRENDATARIA en todo caso indemnizará y mantendrá libre de cualquier gasto, daño y perjuicio a LA ARRENDADORA y en todo caso, asumirá y cubrirá directamente todas las responsabilidades en que se llegare a encontrar, así como los gastos y costas de los juicios, aún en el caso de que las autoridades condenaren a LA ARRENDADORA, por no haber contestado la demanda laboral interpuesta por alguno de los trabajadores de LA ARRENDATARIA o por no haberse excepcionado eficazmente de ella.	THE LESSEE, according to the applicable Mexican laws and regulations, shall be responsible without limitation, of the legal obligations, if any, for all personnel employed by THE LESSEE in the construction of the improvements, as well as in the operation of foreign objects to install in LEASED PROPERTY, whether unionized or not, temporary or otherwise (including any subcontractors), and payment or fees to the Mexican Institute of Social Security, the Retirement Savings System (SAR), INFONAVIT or any other taxes , fees or applicable fees. For this reason, the LESSEE acknowledges and accepts that it has the proper elements referred to in articles 13 and 15 of the Federal Labor Law, and as such is the sole employer of each and every one of the people working for it, releasing THE LESSOR of any labor responsibility, such as IMSS, INFONAVIT, salaries, SAR, indemnities and taxes and any other responsibility. Consequently THE LESSEE shall in any case indemnify and shall hold harmless from any expense, damage and injury to the LESSOR and in any case, it shall assume and directly cover all the responsibilities in which it shall be found, as well as the expenses and costs of the trials, even in the event that the authorities condemn the LESSOR, for not having answered the labor lawsuit filed by any of the workers of THE LESSEE or for not having effectively exempted from it.

Vigésima Sexta. Ambiental.	TWENTY SIXTH. Environmental.

LA ARRENDATARIA manifiesta que recibe limpio el INMUEBLE ARRENDADO a la Fecha de Entrega y en caso contrario se lo hará saber a LA ARRENDADORA dentro de los 10 días siguiente a la Fecha de Entrega. Asimismo, LA ARRENDATARIA manifiesta y garantiza que durante la vigencia del presente Contrato no utilizará dentro del INMUEBLE ARRENDADO, ni realizará ningún acto, dentro de los mismos, por virtud del cual la Construcción y/o el Terreno se contaminen con Sustancias Peligrosas u otras sustancias que con el simple paso del tiempo puedan ser Sustancias Peligrosas, conforme a las leyes y reglamentos ambientales aplicables.	THE LESSEE states that the LEASED PROPERTY is clean and delivered on the Delivery Date and otherwise she shall inform THE LESSOR within 10 days after the Delivery Date. Likewise THE LESSEE states and guarantees that during the term of this Agreement she shall not use within the LEASED PROPERTY not shall perform any act, within them, by virtue of which the Construction and /or the Land are contaminated with Hazardous Substances or other Substances that, with the simple passage of time, may be Hazardous Substances, in accordance with applicable environmental laws and regulations.

LA ARRENDATARIA está obligada a usar el INMUEBLE ARRENDADO de conformidad con todas las leyes y reglamentos ambientales aplicables. Si cualquier reclamo se llegase a presentar en contra de LA ARRENDADORA por cualquier persona y/o entidad relacionada con cualquier contaminación de Sustancias Peligrosas presentes en el INMUEBLE ARRENDADO durante la vigencia del presente Contrato o las mejoras que al efecto realice, debido al incumplimiento de LA ARRENDATARIA de sus obligaciones conforme a esta Cláusula, todos los costos de remediación incurridos por, todas las responsabilidades impuestas sobre, y las pérdidas, daños y perjuicios sufridos por LA ARRENDADORA por causa de la misma serán a cargo de LA ARRENDATARIA, y LA ARRENDATARIA por la presente conviene en indemnizar, defender y liberar de responsabilidad a LA ARRENDADORA de y contra cualesquier costos, responsabilidades, pérdidas, daños y perjuicios, incluyendo sin limitación, respecto a todo reclamo de terceros y/o autoridades (incluyendo cantidades pagadas en arreglo de los mismos y aprobadas por LA ARRENDATARIA por escrito, con o sin acciones judiciales legales) por lesiones personales o daño en propiedad y otros reclamos, acciones, procedimientos administrativos, sentencias, penas, multas, costos, pérdidas, honorarios razonables de abogados y gastos, asesores u honorarios razonables de peritos, y todos los costos incurridos en hacer cumplir esta indemnización. LA ARRENDADORA tendrá el derecho en cualquier momento, después de un aviso razonable, a tomar muestras de los derrames generados por LA ARRENDATARIA para ser analizados por un perito ambiental designado y pagado por LA ARRENDATARIA.	THE LESSEE is obliged to use the LEASED PROPERTY in accordance with all applicable environmental laws and regulations. If any claim is filed against THE LESSOR by any person and / or entity related to any contamination of Hazardous Substances present in the LEASED PROPERTY during the term of this Agreement or the improvements made to that effect, due to the breach of obligations of the LESSEE under this Clause, all remediation costs incurred, all liabilities imposed, and losses, damages and losses suffered by THE LESSOR due to the same shall be borne by THE LESSEE, and THE LESSEE by this agrees to indemnify, defend and release from liability to the LESSOR of and against any costs, liabilities, losses, damages and losses, including without limitation, with respect to all claims of third parties and / or authorities (including amounts paid in accordance with the same and approved by THE LESSEE in writing, with or without legal actions legal) for personal injury or property damage and other claims, actions, administrative procedures, judgments, penalties, fines, costs, losses, reasonable attorneys' fees and expenses, advisors or reasonable fees of experts, and all costs incurred in enforcing this compensation. THE LESSOR shall have the right at any time, after reasonable notice, to take samples of the spills generated by THE LESSEE to be analyzed by an environmental expert designated and paid by THE LESSEE.

Las obligaciones de indemnización comprendidas en esta cláusula deberán permanecer vigentes hasta la terminación del presente Contrato y/o entrega del INMUEBLE ARRENDADO; en el entendido de que en ningún caso la falta de conocimiento de la existencia de algún hecho o acto referido en las manifestaciones y garantías otorgadas por LA ARRENDATARIA constituirá excusa o excepción a las obligaciones de indemnización antes referidas.	The indemnification obligations included in this clause must remain in force until the termination of this Agreement and / or delivery of the LEASED PROPERTY; in the understanding that in no case shall the lack of knowledge of the existence of any act or act referred to in the manifestations and guarantees granted by THE LESSEE constitute an excuse or exception to the aforementioned indemnification obligations.

LA ARRENDATARIA conviene que las operaciones realizadas durante las mejoras que efectúe en el INMUEBLE ARRENDADO y la vigencia del presente Contrato deberán ir de conformidad con todas las leyes, reglamentos y ordenamientos aplicables, incluyendo, sin limitación, a las leyes, reglamentos y ordenamientos relacionados con las Sustancias Peligrosas.	THE LESSEE agrees that the operations carried out during the improvements made in the LEASED PROPERTY and the validity of this Agreement shall be in accordance with all applicable laws, regulations and ordinances, including, without limitation, the laws, regulations and ordinances related to the Hazardous Substances.

Vigésima Séptima. Domicilios y Notificaciones.	TWENTY-SEVENTH. Domiciles and Notifications.

a). Toda clase de avisos, reclamaciones, comunicaciones y notificaciones a que haya lugar entre LAS PARTES, con motivo del presente Contrato, deberán ser hechas por escrito y deberán ser entregadas personalmente, o por correo certificado con acuse de recibo. Cuando se trate de notificaciones a LA ARRENDATARIA o al OBLIGADO SOLIDARIO serán hechas en el INMUEBLE ARRENDADO y en los domicilios previstos en el capítulo de Declaraciones del presente Contrato.	a) All kinds of notices, claims, communications and notifications that may take place between THE PARTIES, for the purpose of this Agreement, shall be made in writing and shall be delivered personally, or by certified mail with acknowledgment of receipt. In the case of notifications to THE LESSEE or the GUARANTOR shall be made in the LEASED PROPERTY and in the domiciles provided in the Clauses of this Agreement.

b). Todas las notificaciones hechas a LA ARRENDADORA deberán hacerse en el domicilio señalado en el inciso c) de la Declaración Primera.	b) All notifications made to THE LESSOR must be made at the address indicated in paragraph c) of the First Statement.

Vigésima Octava. Legislación Aplicable y Jurisdicción.	TWENTY-EIGHTH. Applicable Legislation and Jurisdiction.

Para la solución de cualquier controversia que pudiera surgir con motivo de la interpretación, cumplimiento y ejecución del presente Contrato, LAS PARTES se someten a las leyes del Estado de Nuevo León y a la jurisdicción de los tribunales competentes en Monterrey, Nuevo León, y renuncian para tal efecto a cualquier otra legislación y fuero jurisdiccional que por razón de sus domicilios presentes o futuros les corresponda o pudiera corresponder.	For the solution of any controversy that may arise due to the interpretation, fulfillment and execution of this Agreement, THE PARTIES submit to the laws of the State of Nuevo León and the jurisdiction of the competent courts in Monterrey, Nuevo León, and resign to such effect to any other legislation and jurisdictional jurisdiction that by reason of their present or future domiciles corresponds to them or could correspond.

Vigésima Novena. Acuerdo Único y Modificaciones.	TWENTY-NINTH. Sole Agreement and Amendments.

a) Este Contrato y sus anexos, contienen la totalidad del acuerdo entre LAS PARTES formando en conjunto un solo instrumento; razón por la cual LAS PARTES dejan sin efecto legal alguno cualquier otro acuerdo legal o escrito que hayan acordado o suscrito con fecha anterior a la fecha de celebración del mismo.	a) This Agreement and its annexes contain the entire agreement between THE PARTIES, forming together a single instrument; reason for which THE PARTIES leave without any legal effect any other legal or written agreement that they have agreed or subscribed with date prior to the date of its conclusion.

b) Este Contrato sólo podrá ser modificado mediante convenio escrito firmado por LAS PARTES.	b) This Agreement may only be modified by means of a written agreement signed by THE PARTIES.

Trigésima . Invalidez Parcial.	THIRTIETH. Partial Invalidity.

Si cualquiera de las cláusulas de este Contrato es declarada como inválida o no ejecutable por cualquier tribunal de jurisdicción competente, las demás cláusulas del Contrato permanecerán en vigor y con plenos efectos. Cualquier cláusula de este Contrato declarada parcialmente inválida o no ejecutable permanecerá en vigor con plenos efectos con relación a la parte que no fue declarada inválida o no ejecutable.	If any of the clauses of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, the other clauses of the Agreement shall remain in force and with full effect. Any clause of this Agreement declared partially invalid or unenforceable shall remain in force with full effect in relation to the party that was not declared invalid or unenforceable.

trigésima Primera. Interpretación.	THIRTIETH FIRST. Interpretation.

a) Los encabezados de las cláusulas del presente Contrato son establecidos únicamente por razones de referencia y no afectarán la interpretación del mismo. Todas las referencias a “Cláusula” o “Cláusulas” se refieren a la Cláusula o a las Cláusulas correspondientes del presente Contrato.	a) The headings of the clauses of this Agreement are established only for reasons of reference and shall not affect the interpretation thereof. All references to "Clause" or "Clauses" refer to the Clause or to the corresponding Clauses of this Agreement.

b) Todas las palabras utilizadas en este Contrato serán leídas como del género o número que requieran las circunstancias. Al menos que se establezca lo contrario, la palabra “incluyendo” no limita las palabras o términos a las cuales hace referencia.	b) All words used in this Agreement shall be read as of the gender or number required by the circumstances. Unless stated otherwise, the word "including" does not limit the words or terms to which it refers.

c) Cualquier referencia a “día” o “días” deberá entenderse por referirse a días naturales, salvo que se precise que son días hábiles.	c) Any reference to "day" or "days" shall be understood as referring to calendar days, unless it is specified that they are business days.

trigésima Segunda. Idioma.	THIRTY-SECOND. Language.

Este Contrato se suscribe tanto en español como en inglés, y ambos textos serán obligatorios y constituirán uno y el mismo documento, en el entendido, sin embargo, que en caso de discrepancia entre ambos textos, la versión en español prevalecerá.	This Agreement is signed in both Spanish and English, and both texts shall be mandatory and shall constitute one and the same document, however, in the event of discrepancy between the two texts, the Spanish version shall prevail.

Bien entendidas LAS PARTES del contenido y efectos legales del presente Contrato, lo firman en cuatro tantos de conformidad y ante dos testigos en la ciudad de Monterrey, Nnuevo León, Nuevo León el día 14 de Diciembre de 2018.	THE PARTIES have understood the content and legal effects of this agreement, and sign it in four counterparts of conformity and before two witnesses in the city of Monterrey, Nuevo León on December 14, 2018.

LA ARRENDADORA	THE LESSOR

Servicios Interpuerto, S.A. de C.V.	Servicios Interpuerto, S.A. de C.V.
Nombre: Mauricio Garza Kalifa	Name: Mauricio Garza Kalifa
Su: Representante Legal	Its: Legal Representative

LA ARRENDATARIA	THE LESSEE

Mayenco, S. de R.L. de C.V.	Mayenco, S. de R.L. de C.V.
Nombre: Moisés Chávez Alvarado	Name: Moisés Chavez Alvarado
Su: Representante Legal	Its: Legal Representative

EL OBLIGADO SOLIDARIO	THE GUARANTOR

FULING PLASTIC USA, INC.	FULING PLASTIC USA, INC.
Nombre: Xinfu Hu	Name: Xinfu Hu
President and CEO	President and CEO

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